SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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XO Communications, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear XO Stockholder:

      You are cordially invited to attend the XO Communications, Inc. Annual Meeting of Stockholders on Thursday, May 27, 2004, at 2:00 p.m. (Eastern Time). The meeting will be held in Conference Center at our headquarters offices, located at 11111 Sunset Hills Road in Reston, Virginia 20190.

      The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on XO Communications’ operations and results of operations, the anticipated acquisition of substantially all of the assets of Allegiance Telecom, Inc., and respond to any questions you may have.

      Your vote is very important. Whether you plan to attend the Annual Meeting of Stockholders, we urge you to vote your shares and submit your proxy card in the postage-paid envelope provided. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Very truly yours,

CARL J. GRIVNER
President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING

OF STOCKHOLDERS OF

XO COMMUNICATIONS, INC.

Reston, Virginia

April 26, 2004
To the Stockholders of
XO Communications, Inc.:

      The Annual Meeting of the Stockholders of XO Communications, Inc. will be held in the Conference Center at the headquarters offices of XO Communications, Inc., located at 11111 Sunset Hills Road, Reston, Virginia 20190, on May 27, 2004 at 2:00 p.m. (Eastern Time) for the purposes of considering and voting upon the following matters:

1. The election of six (6) directors to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2. The ratify the Board of Directors’ approval of the 2002 Stock Incentive Plan; and

3. To ratify the selection of KPMG LLP as the independent auditors of XO Communications, Inc. for the fiscal year ending December 31, 2004.

      A Proxy Statement, proxy, and copy of our Annual Report on Form 10-K for the year ended December 31, 2003 accompany this Notice of the Annual Meeting of Stockholders. Only stockholders of record on April 16, 2004 will be entitled to notice of and a vote at the Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors

Lee M. Weiner
Senior Vice President, General Counsel and Secretary

TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

XO COMMUNICATIONS, INC.

11111 Sunset Hills Road
Reston, Virginia 20190

PROXY STATEMENT

FOR THE
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2004

      THIS PROXY STATEMENT, WHICH IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 26, 2004, IS PROVIDED IN CONJUNCTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF XO COMMUNICATIONS, INC. (“XO” OR THE “COMPANY”) FOR USE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON MAY 27, 2004 AT 2:00 P.M. EASTERN TIME AT THE HEADQUARTERS OFFICES OF XO COMMUNICATIONS, INC. LOCATED AT 11111 SUNSET HILLS ROAD, RESTON, VIRGINIA 20190. THE NOTICE OF ANNUAL MEETING, THE PROXY, AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 ARE ENCLOSED IN THIS PACKAGE. THE PROXY SHOULD BE RETURNED BY MAY 21, 2004 IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID, ENVELOPE.

PROXY

      The accompanying proxy is being solicited on behalf of our Board of Directors to be used at the 2004 Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card will be first mailed on or about April 26, 2004 to our stockholders of record on April 16, 2004 (the “Record Date”).

      A stockholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy card to our Corporate Secretary prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to our Corporate Secretary prior to the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as instructed by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $0.01 par value per share (the “Common Stock”) of XO represented thereby will be voted:

(1) FOR the election of the six (6) directors nominated by the Board of Directors to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

(2) FOR ratification of the Board of Directors’ approval of the 2002 Stock Incentive Plan; and

(3) FOR the ratification of KPMG LLP as the independent auditors of XO for the fiscal year ending December 31, 2004.

      We will pay the reasonable expenses associated with our solicitation of proxies for the meeting. These expenses include the cost of preparing, assembling, and mailing the Notice of the Annual Meeting of Stockholders, the proxy, the Proxy Statement, the Annual Report on Form 10-K, and the return envelope, as well as the cost of handling and tabulating the number of proxies received, and the reasonable fees that brokerage houses, other institutions, nominees or fiduciaries customarily charge to forward the aforementioned material to the beneficial owners. Only a single Proxy Statement will be delivered to stockholders sharing the same address, unless we receive instructions from one or more such stockholders requesting additional proxies. Such requests should be addressed to our Corporate Secretary at 11111 Sunset Hills Road, Reston, Virginia 20190.

VOTE REQUIRED

      The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. 136,540,535 shares of Common Stock were outstanding as of April 16, 2004 (excluding 45,380,000 shares of common stock issued in our name into escrow pending the closing of our acquisition of substantially all of the assets of Allegiance Telecom, Inc.), each of which will be entitled to a single vote at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Under Delaware law, if a quorum is present, each proposal that receives the greatest number of affirmative votes cast at the Annual Meeting will be approved and adopted by the stockholders. If a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees for director or other proposals. Proxies and ballots returned by mail will be received and tabulated by American Stock Transfer & Trust Company, our transfer agent, and votes cast at the Annual Meeting will be tabulated by a representative of XO, as the inspector of elections for the Annual Meeting.

      On June 17, 2002, XO filed for protection under the Bankruptcy Code. On November 15, 2002, the Bankruptcy Court confirmed XO’s plan of reorganization, which we refer to as our Chapter 11 Reorganization, and, on January 16, 2003, XO consummated its Chapter 11 Reorganization and emerged with a significantly restructured balance sheet. The consummation of our Chapter 11 Reorganization resulted in the acquisition by entities controlled by Mr. Carl Icahn of greater than 80% of our then-outstanding Common Stock. The shares of Common Stock and warrants of XO beneficially owned by Mr. Icahn were acquired in exchange for approximately $848,510,000 in principal amount of our senior secured debt and approximately $1,548,984,500 of our senior notes.

      Approximately 62% of the outstanding shares of our Common Stock were owned by entities controlled by Mr. Carl Icahn as of April 16, 2004. As a result, Mr. Icahn owns sufficient shares of our Common Stock to assure the presence of a quorum for the conduct of the Annual Meeting of Stockholders and to assure the approval and adoption of the proposals in connection with which this proxy and the related material is being delivered.

PROPOSALS TO BE VOTED UPON

PROPOSAL ONE

ELECTION OF DIRECTORS

      The Company’s Amended and Restated Bylaws provides that the number of members of the Company’s Board of Directors may be fixed by resolution of the Board of Directors. The Board of Directors has determined that the Board of Directors shall be comprised of six (6) members until the time that the Board determines to change the number of its members. The Board of Directors has nominated Messrs. Icahn, Grivner, Cohen, Dell, Intrieri, and Meister for reelection to the Board of Directors to serve until the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

      The shares of Common Stock represented by properly executed proxies will be voted in accordance with the instructions contained in the proxy or, if no instructions are given, for each of the nominees. All nominees have consented to be named and to serve, if elected. If any nominee is unable to serve (which management has no reason to expect), the individuals named in the proxy intend to vote for the balance of those named and for a substitute nominee, if management recommends a vote for the substitute nominee.

THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE SIX (6) NOMINEES TO THE BOARD.

      Below is a table that sets forth the names, ages, and position with XO of each of the nominees. In addition, below the table is additional biographical information with respect to each of the nominees. There are no family relationships among any of the nominees or executive officers of the Company, and none of the directors set forth below is a member or partner of any investment bank or law firm that provided services to XO since January 1, 2003. None of the directors set forth below was indebted to XO since January 1, 2003.

Name	Age	Position

Carl C. Icahn(1)	68	Chairman of the Board of Directors
Carl J. Grivner	50	President, Chief Executive Officer and Director
Andrew R. Cohen(1)	42	Director
Adam Dell(2)	34	Director
Vincent J. Intrieri(2)(3)	47	Director
Keith Meister(1)(2)(3)	31	Director

(1)	Member of the XO Communications, Inc. Executive Committee

(2)	Member of the XO Communications, Inc. Audit Committee

(3)	Member of the XO Communications, Inc. Compensation Committee

      Carl C. Icahn. Carl C. Icahn has been Chairman of the Board of Directors since January 2003. He is also Chairman of the Board of Directors and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a Delaware corporation (“SHC”), and Chairman of the Board and a Director of various of SHC’s subsidiaries. SHC is primarily engaged in the business of holding, either directly or through subsidiaries, various businesses and investments and its address is 100 South Bedford Road, Mount Kisco, New York 10549. Mr. Icahn has also been Chairman of the Board of Directors of ACF Industries LLC and its predecessor since October 29, 1984 and a Director of ACF since June 29, 1984. ACF is a railroad freight and tank car leasing, sales and manufacturing company. He has also been Chairman of the Board of Directors and President of Icahn & Co., Inc. since 1968. Icahn & Co., Inc. is a registered broker-dealer and a member of the National Association of Securities Dealers. ACF and Icahn & Co., Inc. are deemed to be directly or indirectly owned and controlled by Carl C. Icahn. Mr. Icahn has been a Director of Cadus Corporation, a firm which holds various biotechnology patents, since 1993. Since October 1998, Mr. Icahn has been the President and a Director of Stratosphere Corporation which operates the Stratosphere Hotel and Casino. Since September 29, 2000, Mr. Icahn has also served as the Chairman of the Board of GB Holdings, Inc., GB Property Funding, Inc. and Greate Bay Hotel & Casino, Inc. which owns and operates the Sands Hotel. Mr. Icahn has also been Chairman of the Board of Directors of the general partner of American Real Estate Partners, L.P., a publicly traded real estate investment partnership, since 1990. Mr. Icahn also has substantial equity interests in and controls various partnerships and corporations that invest in publicly traded securities.

      Carl J. Grivner. Mr. Grivner has served as our President and Chief Executive Officer since May 15, 2003. From May 1, 2003 to May 15, 2003, he served as a member of the Office of the Chairman of the Board of XO. Mr. Grivner has been a member of XO’s Board of Directors since May 1, 2003. From February 2002 to April 2003, Mr. Grivner was Chief Operating Officer of Global Crossing, Ltd. From June 2000 to February 2002, he was Executive Vice President, Operations of Global Crossing. On January 28, 2002, Global Crossing and certain of its subsidiaries filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From July 1999 to April 2000, Mr. Grivner was Chief Executive Officer of Worldport Communications. From July 1998 to July 1999, he was Chief Executive Officer, Western Hemisphere of Cable & Wireless plc.

      Andrew R. Cohen. Mr. Cohen has been a member of our Board of Directors since January 2003. Since 2000, he has served as Chief Technology Officer of Icahn Associates Corp. From 1999 to 2000, Mr. Cohen served as senior vice president and chief technology officer of American Greetings & Americangreetings.com. From 1998 to 1999, he served as President of CNS Development, which provides website transaction consulting services. From 1992 to 1998, Mr. Cohen served as vice president of development of Micrografx, Inc., a consumer and business enterprise software company.

      Adam Dell. Mr. Dell has been a member of our Board of Directors since January 2003. Since January 2000, he has served as the Managing General Partner of Impact Venture Partners, a venture capital firm focused on information technology investments. From October 1998 to January 2000, Mr. Dell was a Senior Associate and subsequently a Partner with Crosspoint Venture Partners in Northern California. From July

1997 to August 1998, he was a Senior Associate with Enterprise Partners in Southern California. From January 1996 to June 1997 Mr. Dell was associated with the law firm of Winstead Sechrest & Minick, in Austin, Texas, where he practiced corporate law.

      Vincent J. Intrieri. Mr. Intrieri, has been a member of our Board of Directors since January 2003. Since March 2003, he has been Managing Director of Icahn Associates Corp. Mr. Intrieri is Chairman of the Board of Directors and a Director of Viskase Companies, Inc. From 1998 to March 2003, he served as a portfolio manager of High River Limited Partnership. Each of Icahn Associates Corp., High River Limited Partnership, and XO are under the control of Mr. Icahn. From 1995 to 1998, Mr. Intrieri served as portfolio manager for distressed investments with Elliot Associates L.P., a New York investment fund. Prior to 1995, Mr. Intrieri was a partner at the Arthur Anderson accounting firm and is a certified public accountant. Mr. Intrieri currently serves on the board of TransTexas Gas Corporation.

      Keith Meister. Mr. Meister has been a member of our Board of Directors since January 2003. Since June 2002, he has served as senior investment analyst of High River Limited Partnership. Both High River Limited Partnership and XO are under the control of Mr. Icahn. Since August 2003, Mr. Meister has served as President and Chief Executive Officer of the general partner of American Real Estate Partners, L.P., a publicly traded real estate partnership. From March 2000 through 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic investment partnership with assets in excess of $2 billion. From 1995 to 1997, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. Mr. Meister currently serves on the Board of TransTexas Gas Corporation.

PROPOSAL TWO

RATIFICATION OF THE 2002 STOCK INCENTIVE PLAN

      The stockholders are being asked to vote for the ratification of the Board of Directors’ approval and adoption of our 2002 Stock Incentive Plan. The Board of Directors approved the 2002 Stock Incentive Plan in January 2003, and the 2002 Stock Incentive Plan was approved by the United States Bankruptcy Court in connection with our Chapter 11 Reorganization. The Board of Directors has delegated the administration of the 2002 Stock Incentive Plan to the Compensation Committee. The Compensation Committee extended the effectiveness of the 2002 Stock Incentive Plan to permit stockholder ratification thereof. Our stockholders are being asked to ratify, approve and adopt the 2002 Stock Incentive Plan.

      The 2002 Stock Incentive Plan is designed to optimize our profitability and growth through providing equity incentives to our officers, directors, and employees and to align the personal interests of officers, directors and employees with those of our stockholders. The purpose of the 2002 Stock Incentive Plan is to provide flexibility to XO to provide equity incentives to current and prospective officers, directors, and employees, particularly in connection with new employees that we hire in connection with our acquisition of substantially all of the assets of Allegiance Telecom, Inc. and other companies that XO might acquire in the future. The continued capability of XO to issue equity incentives will enhance our ability to motivate, attract and retain the services of highly qualified individuals as our officers, directors, and employees.

      As of April 16, 2004, a total of 5,944,625 shares of Common Stock remained available for new awards under the 2002 Stock Incentive Plan (not including shares subject to outstanding awards), and a total of 9,819,827 shares were subject to outstanding options (of which approximately 3,598,746 shares were fully vested and available for exercise, as of April 16, 2004).

THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPROVAL AND ADOPTION OF THE 2002 STOCK INCENTIVE PLAN.

SUMMARY OF THE 2002 STOCK INCENTIVE PLAN

      The following is a summary of the principal features of the 2002 Stock Incentive Plan. This summary, however, is not intended to be a complete description and is qualified in its entirety by the terms and provisions of the 2002 Stock Incentive Plan, attached hereto as Appendix A.

Our 2002 Stock Incentive Plan

      Initial Adoption of the 2002 Stock Incentive Plan. We adopted the 2002 Stock Incentive Plan following the approval of the United States Bankruptcy Court upon our emergence from our Chapter 11 Reorganization. Our adoption of the 2002 Stock Incentive Plan became effective, and we made initial option awards under the 2002 Stock Incentive Plan, as of January 16, 2003. Under the 2002 Stock Incentive Plan, our Board of Directors has authorized us to issue, in the aggregate, stock awards for to up to 17,590,020 of shares of Common Stock. As of December 31, 2003, non-qualified options to purchase 10,422,955 shares of Common Stock were outstanding at a weighted average purchase price of approximately $5.12 per share.

      Purpose. The primary purpose of the 2002 Stock Incentive Plan is to provide a means through which XO may continue to attract, motivate and retain selected employees, officers and independent contractors who can contribute to XO’s growth and success, and to encourage stock ownership in XO through granting incentive stock options or nonqualified stock options, or both, to purchase our common stock or shares of restricted stock.

      Administration of the 2002 Stock Incentive Plan. The 2002 Stock Incentive Plan is administered by the Compensation Committee of XO’s Board of Directors. The Compensation Committee has discretionary authority to determine all matters relating to awards of stock options and restricted stock, including the selection of eligible participants, the number of shares of Common Stock for each option or restricted stock award, the exercise price of each option, vesting, and all other terms and conditions of awards.

      Expiration. Unless the Compensation Committee designates otherwise, all options expire on the earlier of (i) ten years after the date of grant, (ii) twelve months after termination of employment with XO due to death or complete and permanent disability, (iii) immediately upon termination of employment by XO for Cause (as defined in the 2002 Stock Incentive Plan), or (iv) three months after termination of employment by the employee other than for Cause.

      Restricted Stock. The Compensation Committee may award shares of restricted stock and may establish terms, conditions and restrictions applicable thereto. Subject to the restrictions on restricted stock, award recipients generally will have all the rights and privileges of a stockholder, including the right to vote such restricted stock. Restricted stock generally is subject to restrictions related to transferability and forfeiture until vested at the expiration of the restricted period.

      Merger or Consolidation. Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of us as a result of which our stockholders receive cash, stock or other property in exchange for or in connection with their shares of common stock, any award granted under the 2002 Stock Incentive Plan will terminate, and, in the case of options, the recipients shall have the right immediately prior to any such event to exercise their vested options. In the event that our stockholders receive capital stock of another corporation in exchange for their shares of common stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, unless otherwise determined by us, all awards granted under the 2002 Stock Incentive Plan shall be converted into awards with respect to shares of such exchange stock.

      Vesting. Unless otherwise expressly determined by a resolution of the Compensation Committee on the date of grant or such later date when the Compensation Committee may ratify the award, (i) awards granted to non-affiliated directors will vest in full immediately upon the occurrence of a change in control, as defined in the 2002 Stock Incentive Plan, or (ii) awards granted to employees whose employment is terminated by us without Cause, and awards granted to certain officers whose employment is terminated by us without Cause or by the officer for Good Reason (as defined in the 2002 Stock Incentive Plan), will vest in full if such termination of employment occurs within one year following such change in control. In all other cases, in the event of a change in control, unless otherwise determined by the Compensation Committee prior to the occurrence of such change in control, any unvested awards shall not become fully vested merely by the occurrence of such change in control. Because the 2002 Stock Incentive Plan took effect in connection with the consummation of our Chapter 11 Reorganization, the transactions contemplated thereby were not deemed a change of control for purposes of the 2002 Stock Incentive Plan.

      New Plan Benefits. Because benefits under the 2002 Stock Incentive Plan will depend on the actions of our Compensation Committee and the fair market value of our Common Stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2002 Stock Incentive Plan is ratified by the stockholders.

Federal Income Tax Consequences

•	Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Internal Revenue Code, or the Code, XO is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

•	Non-Statutory Stock Options. An optionee does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of XO is subject to tax withholding by XO. Unless limited by Section 162(m) of the Code, XO is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

•	Restricted Stock Awards. Restricted stock awards will generally be taxed in the same manner as non-statutory stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to XO. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

      The foregoing is only a summary of the effect of U.S. federal income taxation upon stock option and restricted stock recipients and XO with respect to the grant and exercise of awards under the 2002 Stock Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

      The following table summarizes our equity compensation plan information as of December 31, 2003. We have not issued any options, warrants, or rights pursuant to any equity compensation plan approved by XO stockholders. The information below includes all options issued by XO under the 2002 Stock Incentive Plan.

Shares of Common
	Shares of		Stock Available for
	Common Stock to		Future Issuance
	be Issued Upon	Weighted Average	(Excluding
	Exercise of	Exercise Price of	Outstanding
Plan Category	Options(1)	Outstanding Options	Options)

Equity compensation plans approved by XO stockholders	—	—	—
Equity compensation plans not approved by XO stockholders(2)	10,422,955	$5.12	7,167,065

TOTAL	10,422,955	$5.12	7,167,065

(1)	Includes options issued pursuant to two separate programs that our Compensation Committee approved and adopted under the 2002 Incentive Plan: the 2003 Employee Retention and Incentive Plan and the 2003 Annual Bonus Plan, described below.

(2)	The 2002 Stock Incentive Plan was approved by the United States Bankruptcy Court in connection with our Chapter 11 Reorganization.

      2002 Stock Incentive Plan Programs. The Compensation Committee has approved and adopted two programs pursuant to which options, stock appreciation rights, or other awards have been granted under the 2002 Stock Incentive Plan.

•	2003 Employee Retention and Incentive Plan. In June 2003, the Compensation Committee approved the adoption of the 2003 Employee Retention and Incentive Plan, which we refer to as the Employee Retention and Incentive Plan. This plan replaced an existing retention plan, which we refer to as the Restructuring Retention Plan, and nearly all of the participants thereunder exchanged their rights to participate in the Restructuring Retention Plan for the right to participate in the Employee Retention and Incentive Plan. The Employee Retention and Incentive Plan provided for the payment of cash bonuses and the issuance of options to XO employees based upon the attainment of certain performance goals. The financial goals and the terms of the Employee Retention and Incentive Plan were established by the Compensation Committee. On June 20, 2003, XO filed a registration statement covering the offer and sale of stock options and stock appreciation rights, or SARs, to be granted in conjunction with the Employee Retention and Incentive Plan for an aggregate award of 1,900,000 million shares of our Common Stock. Pursuant to the Employee Retention and Incentive Plan, as of December 31, 2003, we have outstanding options to purchase an aggregate of approximately 200,000 shares of Common Stock and approximately 10,500 SARs, in each case, with fifty percent vested and exercisable on the date of grant, with the remaining fifty percent vesting ratably every month for twenty four months following the month of grant. Including options and SARs that we issued in 2004, we have granted options to purchase an aggregate of 563,732 shares of Common Stock and 46,967 SARs under the Employee Retention and Incentive Plan. We have made option grants, however, in 2004 based on our financial performance in 2003. The per share exercise price for the option awards under the plan was set at $5.84.

•	2003 Annual Bonus Plan. In June 2003, we adopted the 2003 Annual Bonus Plan, which we refer to as the Bonus Plan. This plan provides for the payment of cash bonuses and the issuance of options to XO employees who were not eligible to participate in the Employee Retention and Incentive Plan. The payment of bonuses and the issuance of options under the Bonus Plan was contingent upon the same performance targets as contained in the Employee Retention and Incentive Plan. The financial goals and the terms of the Employee Retention and Incentive Plan were established by the Company’s Board of Directors. As of December 31, 2003, we had not issued any options under the Bonus Plan. Grants of options to purchase an aggregate of 26,662 shares of Common Stock, however, have been made in 2004 based on our financial performance in 2003. None of our officers or employees was eligible to participate in both the Employee Retention and Incentive Plan and the Bonus Plan.

PROPOSAL THREE

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has appointed KPMG LLP as independent auditors to audit XO’s consolidated financial statements for the fiscal year ending December 31, 2004. During fiscal 2003, KPMG LLP served as XO’s independent auditors. Representatives of KPMG LLP are expected to attend the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE PROPOSED RATIFICATION OF THE SELECTION OF XO’S INDEPENDENT AUDITORS.

BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY

      The table below sets forth the number of shares of Common Stock beneficially owned by (1) each member of our Board of Directors, (2) each 5% or greater stockholder of XO as of April 16, 2004, (3) each of our Named Executive Officers, and (4) all of our executive officers and directors as a group.

	Shares Beneficially Owned

	Amount and Nature	Percent of Class
Name	of Ownership(1)	(%)(2)

Carl Icahn(3)	98,910,698	68.67
Carl Grivner(4)	1,004,764	(5)
Andrew R. Cohen	0	—
Adam Dell	0	—
Vincent J. Intrieri	0	—
Keith Meister	0	—
Mark Faris(6)	206,787	(5)
John Jacquay(7)	205,896	(5)
Robert Geller(8)	101,037	(5)
Wayne M. Rehberger(9)	236,334	(5)
Daniel F. Akerson(10)	0	—
Nathaniel A. Davis(11)	0	—
Begeman, Gary D.(12)	0	—
Amalgamated Gadget, L.P.(13)	20,765,990	15.21
All directors and executive officers as a group (13 persons)(14)	101,022,929	69.12

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after April 16, 2004. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.

(2)	The Percent of Class reflected in this table does not include 45,380,000 shares of Common Stock that have been deposited into escrow by XO pursuant to the terms of that certain Asset Purchase Agreement, dated as of February 18, 2004, by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide, Inc., and XO, which we refer to as the Allegiance Purchase Agreement. These shares have been issued in our name, and will be released from escrow and transferred to the Sellers under the Allegiance Purchase Agreement upon the satisfaction of the closing conditions specified in the Allegiance Purchase Agreement. The Allegiance Purchase Agreement has been filed by the Company as exhibit 10.1 to its Current Report on Form 8-K filed on February 24, 2004.

(3)	As reported in the January 27, 2004 Schedule 13D of Cardiff Holding LLC and other parties to such joint filing, represents 98,910,698 shares of Common Stock beneficially held by Cardiff Holding LLC, a Delaware limited liability company, of which 3,001,936 shares of Common Stock are issuable upon exercise of Series A warrants, 2,251,449 shares of Common Stock are issuable upon exercise of Series B warrants, and 2,251,449 shares of Common Stock are issuable upon exercise of Series C warrants, all held by Cardiff, and 6,250,073 shares callable by Cardiff upon the exercise of an outstanding option between Cardiff and Franklin Mutual Advisers LLC. Cardiff is wholly-owned by ACF Industries Holding Corp., a Delaware corporation, which is wholly-owned by Highcrest Investors Corp., a Delaware corporation, which is approximately 99% owned by Buffalo Investors Corp., a New York corporation, which is wholly-owned by Starfire Holding Corporation, a Delaware corporation, which is wholly- owned by Mr. Icahn. Mr. Icahn is the chairman and sole director of Starfire Holding Corporation, and the Chairman and a Director of each of Cardiff, ACF Industries, Highcrest Investors and Buffalo Investors.

(4)	Represents shares of Common Stock issuable to Mr. Grivner upon the exercise of nonqualified stock options that were exercisable as of April 16, 2004 or that were to become exercisable within 60 days thereafter, pursuant to (i) an aggregate grant of options to purchase 2,000,000 shares of Common Stock made pursuant to the 2002 Stock Incentive Plan to Mr. Grivner in connection with his employment as President and Chief Executive Officer of XO, and (ii) a grant of options to purchase 19,057 shares of Common Stock made pursuant to the 2002 Stock Incentive Plan to Mr. Grivner as part of our Bonus Plan.

(5)	The Percentage of Class is less than one (1%) percent.

(6)	Represents shares of Common Stock issuable to Mr. Faris upon the exercise of nonqualified stock options that were exercisable as of April 16, 2004 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Faris under the 2002 Stock Incentive Plan.

(7)	Represents shares of Common Stock issuable to Mr. Jacquay upon the exercise of nonqualified stock options that were exercisable as of April 16, 2004 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Jacquay under the 2002 Stock Incentive Plan.

(8)	Represents shares of Common Stock issuable to Mr. Geller upon the exercise of nonqualified stock options that were exercisable as of April 16, 2004 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Geller under the 2002 Stock Incentive Plan.

(9)	Represents shares of Common Stock issuable to Mr. Rehberger upon the exercise of nonqualified stock options that were exercisable as of April 16, 2004 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Rehberger under the 2002 Stock Incentive Plan.

(10)	Mr. Akerson resigned his position as Chief Executive Officer of XO, effective on January 17, 2003.

(11)	Mr. Davis resigned his position as President and Chief Operating Officer of XO, effective in May 2003.

(12)	Mr. Begeman resigned his position as Senior Vice President and General Counsel, effective on May 23, 2003.

(13)	As reported in the Schedule 13G filed by Amalgamated Gadget, L.P. on January 21, 2004, represents 20,122,381 shares of Common Stock directly held by Amalgamated Gadget, L.P. and 257,443 shares of Common Stock issuable upon exercise of Series A warrants, 193,083 shares of Common Stock issuable upon exercise of Series B warrants, and 193,083 shares of Common Stock issuable upon exercise of Series C warrants, all held by Amalgamated Gadget, L.P. Amalgamated Gadget is a limited partnership with Scepter Holdings, Inc., a Texas corporation, as its sole general partner. Scepter Holdings, Inc. is wholly owned by Mr. Geoffrey Raynor.

(14)	Represents 98,910,698 shares of Common Stock beneficially held by Cardiff, as described in note 3 above, and 2,112,669 shares of Common Stock issuable upon the exercise of stock options exercisable as of April 16, 2004 or 60 days thereafter. See notes (4), (6), (7), (8) and (9) above.

BOARD OF DIRECTORS AND COMMITTEES

      During the year ended December 31, 2003, the Board of Directors of the Company met sixteen (16) times. The Board has three committees: Executive, Compensation, and Audit. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable Committee meetings. Individuals may communicate with the Board of Directors by sending a letter to our Corporate Secretary at our headquarters address, 11111 Sunset Hills Road, Reston, Virginia 20190.

      Executive Committee. The Executive Committee for fiscal year 2003 consisted of Carl C. Icahn, Andrew R. Cohen, and Keith Meister. The principal function of the Executive Committee is to execute all the authority and power of the full Board of Directors in the management and operation of the Company and to act on behalf of the Board between regular meetings of the Board of Directors, except where action is authorized or required to be taken only by the full Board. The Executive Committee met on several occasions, as needed, throughout the course of fiscal year 2003.

      Audit Committee. The Audit Committee for fiscal year 2003 consisted of Vincent J. Intrieri and Adam Dell. Keith Meister was appointed to the Audit Committee on July 17, 2003. Mr. Intrieri serves as the Audit Committee’s financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included with this Proxy Statement as Appendix B. The function of the Audit Committee is to: review, from time to time, the financial statements of the Company; meet, together and separately, with management of the Company and its independent accountants to discuss the financial statements and general accounting policies of the Company; and, review the management letter issued by the independent accountants and the Company’s responses thereto. The Audit Committee met eleven (11) times during fiscal year 2003.

      Relationship with Independent Public Accountants. On September 24, 2003, we notified our independent auditors, Ernst & Young LLP that our Audit Committee of our Board of Directors had decided to change auditors. On September 30, 2003, the Audit Committee of XO’s Board of Directors appointed KPMG LLP to serve as its new independent auditors for the year ending December 31, 2003. The change was effective immediately. Ernst & Young LLP’s report on XO’s consolidated financial statements as of and for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ending December 31, 2002, there were: (i) no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such year; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      During each of the years ended December 31, 2002 and December 31, 2001 and through the date of their appointment, we did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      On May 15, 2002, we dismissed our independent auditors, Arthur Andersen LLP, and appointed Ernst & Young LLP to serve as our new independent auditors for the year ending December 31, 2002. Our Board of Directors approved this decision. We filed a current report on Form 8-K with the Commission on May 16, 2002, which included a notification that the change was effective on May 15, 2002. Arthur Andersen’s report on the Company’s financial statements for the fiscal year ending December 31, 2001 included an explanatory paragraph that discussed the substantial doubt concerning our ability to continue as a going concern. During the fiscal year ending December 31, 2001, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such year; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      During the year ending December 31, 2001 and through the date of their appointment, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the years ended December 31, 2003 and December 31, 2002 and fees billed for other services during that period by KPMG LLP and Ernst & Young, LLP, respectively.

	2003	2002

Audit fees(1)	$636,117	$459,401
Audit-related fees(2)	202,134	47,615
Tax fees(3)	346,636	322,885
Non-audit, non-tax fees(4)	220,292	18,000

TOTAL	$1,405,179	$847,901

(1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees in 2003 consisted of the following: implementation of fresh-start accounting, consultation on the adoption of accounting policies, Sarbanes-Oxley compliance, and bankruptcy-related accounting consultation.

(3)	Tax fees consisted of assistance with matters related to tax compliance and consulting.

(4)	Non-audit, non-tax fees in 2003 consisted of fees for installation of software.

      Approval of Independent Auditor Provision of Audit and Non-Audit Services. Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must approve services prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chief Financial Officer or his designee with a statement as to whether in their view the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.

      As required under applicable federal securities laws, our independent accountants for the current fiscal year have been appointed by our Audit Committee.

      Compensation Committee. The Compensation Committee for fiscal year 2003 consisted of Vincent J. Intrieri and Keith Meister. The purpose of the Compensation Committee is to review and approve the compensation policies and arrangements of the Company and its subsidiaries, as well as to administer the Company’s stock option plans. The Compensation Committee met five (5) times during fiscal year 2003.

      Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee was at any time in the past an officer of XO, nor does any member of the Compensation Committee have any relationship required to be disclosed under Item 404 of Regulation S-K.

      Director Nominations. XO does not maintain a standing Nominating Committee, and does not maintain a formal policy with respect to the review of potential nominees to XO’s Board of Directors. All of the members of XO’s Board of Directors participate in the review of potential nominees to XO’s Board of Directors. The Board has determined that given the small size of the Board and the importance of the director nomination process, the entire Board of Directors should participate in the evaluation of potential Board members.

      Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our board at our annual meeting of stockholders. To date, we have not received any recommendations from any stockholders requesting that the Board of Directors consider a candidate for inclusion among the slate of nominees presented at our annual meeting of stockholders. The Board of Directors considers qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 11111 Sunset Hills Road, Reston, Virginia 20190. Submissions that are received that meet the criteria outlined below will be forwarded to the Board of Directors for further review and consideration. Such stockholder submissions should be forwarded to our Corporate Secretary at least 120 days prior to the first anniversary of our 2004 Annual Meeting of Stockholders, which is December 24, 2004, to ensure time for meaningful consideration by the Board of Directors. The committee will review periodically whether to form a Nominating Committee and whether a more formal policy regarding stockholder nominations should be adopted.

      XO has no stated minimum criteria for director nominees. In evaluating director nominees, however, the Board of Directors considers the following factors:

•	the business-related knowledge, skills and experience of nominees, including their understanding of the telecommunications industry and XO’s business in particular;

•	the resulting mix of talents and experience of our directors as a group;

•	experience with corporate governance matters and the compliance obligations of public companies, including experience with disclosure and accounting rules and practices;

•	the integrity and reputation of the nominee;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	the other business and professional commitments of the nominee, including the number of other boards on which the nominee serves, including public and private company boards as well as not-for-profit boards.

      The Board of Directors may also consider such other factors, in addition to the ones listed above, as it may deem are in the best interests of XO and its stockholders. The Board of Director’s goal is to assemble a board that encompasses a variety of perspectives and skills derived from high-quality business and professional experience.

      The Board of Directors identifies nominees being elected at each annual meeting of stockholders by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any existing director does not wish to continue in service or if the Board decides not to re-nominate a director for re-election, the Board identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above.

      For the 2003 fiscal year and through the date of this Proxy Statement, Mr. Icahn, the Chairman of the XO Board of Directors, indirectly beneficially holds a majority of XO’s outstanding common stock. As a result, Mr. Icahn can control the election of all of the members of XO’s Board of Directors. XO’s Board of Directors has therefore deemed it appropriate not to form a standing Nominating Committee because the influence exercisable by Mr. Icahn in the nomination and election process would make a separate process superfluous in light of Mr. Icahn’s and the Board’s current review of potential nominees.

      Only one of XO’s directors, Mr. Dell is an “independent director” as defined in NASD Rule 4200(a)(15). Each of Mr. Cohen, Mr. Intrieri, and Mr. Meister are employed by or otherwise affiliated with entities controlled by Mr. Icahn, and Mr. Grivner is XO’s President and Chief Executive Officer.

DIRECTOR FEES

      Each director is entitled to reimbursement for out-of-pocket expenses incurred for each meeting of the full Board or a committee of the Board attended. The annual compensation for our independent director, Mr. Dell, is $40,000. Mr. Dell also earns $10,000 annually as an independent member of the Audit Committee. Our 2002 Stock Incentive Plan permits, grants and awards to non-employee directors. We made no such grants during 2003.

REPORT OF THE AUDIT COMMITTEE

      The following report is provided by the Audit Committee. The Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. The Committee, which consists entirely of three non-employee directors, met eleven (11) times in fiscal year 2003. Mr. Dell meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” as defined in NASD Rule 4200(a)(15). Mr. Intrieri has been designated by the Board of Directors as the “audit committee financial expert” under applicable Securities and Exchange Commission rules, and Mr. Intrieri is not an “independent director” as defined in NASD Rule 4200(a)(15).

      The Audit Committee has reviewed and discussed the audited financial statements with management; discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and, received from the independent accountants written disclosures and the letter regarding their independence required by Independence Standards Board Standard No. 1, as currently in effect, and discussed with the independent accountants their independence. Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Vincent J. Intrieri, Co-Chairman
Adam Dell, Co-Chairman
Keith Meister

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The following report is provided by the Compensation Committee. The Committee supervises the Company’s executive compensation policies and is directly responsible for compensation decisions affecting the Chief Executive Officer and other executive officers of the Company. The Committee met five (5) times in fiscal year 2003.

      Compensation Goals and Directives. XO’s compensation policies in 2003 were implemented to achieve two primary goals. First, as XO emerged from its Chapter 11 Reorganization in January 2003, a primary purpose of the Compensation Committee was to retain and recruit XO’s talented executives. Secondly, as XO has continued operations following its emergence from its Chapter 11 Reorganization, XO has implemented compensation policies intended to directly and materially link the compensation of XO’s senior executives to the operating performance of XO and the interests of its stockholders. The Compensation Committee seeks to achieve XO’s compensation goals through a combination of salary, cash bonuses, equity awards, and other employment benefits. In addition, the Company has employment agreements with its President and Chief Executive Officer and other executive officers. These employment agreements are discussed below.

      The Compensation Committee has concluded that the Company’s performance and the competitive market warrant the compensation package approved for Mr. Grivner and XO’s other executive officers.

      Salary and Cash Compensation. The Compensation Committee set 2003 executive salaries (i) to be competitive with the salaries and cash bonuses payable to executive with similar duties and responsibilities at other companies within the telecommunications industry, and (ii) to provide XO’s executive officers with sufficient incentive to remain employed by XO through its Chapter 11 Reorganization and the financial and operating challenges upon emergence therefrom. The Compensation Committee periodically reviews executive salaries and makes adjustments to reflect individual performance or changes in position or responsibilities. Based on the Compensation Committee’s evaluation of the factors above, the Committee approved the annual base salary of $700,000 for Carl Grivner, XO’s Chief Executive Officer, and a base salary of $275,000 for Wayne M. Rehberger, the Company’s Chief Operating Officer, and former Chief Financial Officer. Mr. Rehberger’s 2003 base salary and bonus was based upon his performance of the duties of Chief Financial Officer.

      Bonus and Incentive Plans. To effect the compensation goals of the Compensation Committee, XO adopted three plans that provided for cash or equity bonuses, or both, during 2003. Each of the Company’s executives who was employed by the Company at the time of XO’s emergence from its Chapter 11 Reorganization was entitled to participate in the Restructuring Retention Plan and, subsequently, upon the exchange of participation rights in the Restructuring Retention Plan, the Employee Retention and Incentive Plan. Carl Grivner, XO’s President and Chief Executive Officer joined XO in May 2003, and was entitled to receive cash and equity bonuses under the Bonus Plan, but not under either of the Restructuring Retention Plan or the Employee Retention and Incentive Plan.

      Restructuring Retention Plan. XO adopted the initial Employee Retention and Incentive Plan, which we refer to as the Restructuring Retention Plan, in October 2002 in connection with XO’s Chapter 11 Reorganization. 35 former employees of XO are eligible for up to $265,000 in cash awards under the Restructuring Retention Plan. The Restructuring Retention Plan was superseded by the revised Employee Retention and Incentive Plan, described below. No active employees of XO are participants in the Restructuring Retention Plan and no further bonus awards will be made thereunder.

      Employee Retention and Incentive Plan. The Employee Retention and Incentive Plan, adopted by the Compensation Committee in June 2003, comports with the Compensation Committee’s stated 2003 compensation objectives. First, in order to provide XO executives with an incentive to remain with XO upon the emergence from its Chapter 11 Reorganization, XO executives who were employed by XO through the second quarter of 2003 received guaranteed cash bonuses and option awards, regardless of XO’s financial performance during that period. XO paid an aggregate of $337,500 in cash bonuses and issued options to purchase an aggregate of 44,892 shares of Common Stock to our executive officers as part of the first set of bonuses paid under the Employee Retention and Incentive Plan.

      Second, in order to link executive compensation to XO’s operating and financial performance, XO executives were entitled to equity awards if XO met both specified revenue targets in the third and fourth quarters of 2003, and maintained a minimum cash balance in the third and fourth quarters. While XO did not meet the 2003 revenue targets prescribed in the Employee Retention and Incentive Plan, XO did exceed the minimum cash balance targets. As a result, XO’s executives were entitled to approximately 30% of the stated maximum bonuses payable under the second component of the Employee Retention and Incentive Plan. XO issued options to purchase 42,446 shares of Common Stock to our eligible executive officers in March 2004 in respect of XO’s financial performance in 2003.

      Annual Bonus Plan. The Bonus Plan was adopted by the Compensation Committee in June 2003 to apply to executives who were not eligible to participate in the Employee Retention and Incentive Plan. The financial performance targets for the third and fourth quarters of 2003 were identical to the financial performance targets set forth in the Employee Retention and Incentive Plan. Carl J. Grivner, XO’s President and Chief Executive Officer, Lee M. Weiner, XO’s Senior Vice President and General Counsel, and Douglas Kelly, XO’s Executive Vice President, Network Services, were the only participants in the Bonus Plan. These officers received an aggregate of $167,825 in cash bonuses and option grants to purchase an aggregate of 26,662 shares of Common Stock under the Bonus Plan.

      Summary. Through the design and management of XO’s executive compensation policies, as described above, the Compensation Committee believes total compensation of the Company’s executives is linked directly to Company financial performance and stockholder return. In the future, the Committee anticipates that it will emphasize performance-based and stock-based compensation that is consistent with both individual executive performance and that links management and stockholder interests.

The Compensation Committee

Vincent J. Intrieri, Chairman
Keith Meister

EXECUTIVE COMPENSATION

      Below is a table that sets forth the names, ages, and position of the executive officers of XO. In addition, below the table is additional biographical information with respect to each of the officers or former officers. There are no family relationships among any of the directors or executive officers of the Company.

Name	Age	Position

Carl J. Grivner	50	President, Chief Executive Officer and Director
Wayne M. Rehberger	47	Executive Vice President and Chief Operations Officer
William Garrahan	46	Acting Chief Financial Officer and Senior Vice President, Corporate Development and Strategic Planning
John H. Jacquay	51	President, National Sales
Mark W. Faris	49	Senior Vice President, Network Operations
Lee M. Weiner	47	Senior Vice President and General Counsel
Douglas Kelly	54	Executive Vice President, Network Services
Robert Geller	51	Vice President, Chief Information Officer

      Carl J. Grivner. Mr. Grivner is XO’s President and Chief Executive Officer and is a member of our Board of Directors. Mr. Grivner’s biographical information can be reviewed above under “Proposal One — Election of Directors.”

      Wayne M. Rehberger. Mr. Rehberger has served as our Executive Vice President, Chief Operations Officer since April 2004. From April 2003, Mr. Rehberger served as our Executive Vice President and Chief Financial Officer. From December 2000 to April 2003, he was our Senior Vice President, Chief Financial Officer. From August 2000 to October 2000, Mr. Rehberger was our Senior Vice President of Finance. From April 2000 to August 2000, he was Chief Financial Officer of Nettel Communications. On September 28, 2000, Nettel filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From April 1999 to March 2000, Mr. Rehberger was Senior Vice President of Finance at MCI WorldCom.

      William Garrahan. Mr. Garrahan has served as our Acting Chief Financial Officer and Senior Vice President, Corporate Development and Strategic Planning since April 2004. From July 2001 to March 2004, Mr. Garrahan served as our Vice President, Corporate Development and Strategic Planning. From September 1996 to February 2001, he was a Senior Vice President with Lehman Brothers, in its equity research department.

      Mark W. Faris. Mr. Faris has been our Senior Vice President, Network Operations since April 2001. From September 2000 to April 2001, he was the Chief Operating Officer of Gemeni Networks. From March 2000 to September 2000, Mr. Faris was President and Chief Operating Officer of BlueStar Communications. Prior to that, he had been employed by Southwestern Bell for over 20 years.

      John H. Jacquay. Mr. Jacquay has been our President, National Sales since May 2003, which position Mr. Jacquay has resigned, effective as of May 14, 2004. From February 2002 to April 2003, he was our Senior Vice President and then Executive Vice President, National Sales. From November 1999 to February 2002, he was Chairman and Chief Executive Officer of Pagoo, Inc. From January 1999 to July 1999, Mr. Jacquay was President and Chief Operating Officer of GRIC Communications. From 1997 to 1999, he was Chief Operating Executive — Regulated Industries unit of MCI Systemhouse. From 1996 to 1997, Mr. Jacquay was President — Network Services of US ONE Communications.

      Lee M. Weiner. Mr. Weiner has served as our Senior Vice President and General Counsel since June 2003. From September 1999 to June 2002, Mr. Weiner was Executive Vice President, General Counsel, Secretary and served in other officer capacities at Net2000 Communications, Inc. From July, 2002 to May, 2003, Mr. Weiner served as a consultant to the trustee in bankruptcy for the Net2000 Communications, Inc. estate. From June 1998 to June 1999, he served as Vice President and Acting General Counsel/Senior Associate Counsel at Qwest Communications International, Inc. after its merger with LCI International, Inc.

From September, 1995 to June, 1998, Mr. Weiner served as Vice President and General Counsel at LCI International, Inc.

      Douglas Kelly. Mr. Kelly is our Executive Vice President of Network Services. Mr. Kelly has resigned his position with XO, effective as of April 30, 2004. From April 2000 to June 2003, Mr. Kelly was the founder and Chairman of DEK Consulting Services. In 1999 and 2000, Mr. Kelly was President, Network Services for Global Crossing, Ltd.

      Robert Geller. Mr. Geller has served as Vice President, Chief Information Officer since August 2002. From January 2002 to August 2002, Mr. Geller served XO in the same capacity as a consultant. From September 1999 to September 2001 he served as Senior Vice President of Information Technology at U.S. West/Qwest. From May 1992 to August 1999, Mr. Geller was the Vice President of Software Development for MCI where he held a variety of senior executive positions.

Summary Compensation Table

      The following table sets forth the compensation paid to or earned by (i) the two individuals who served as the Company’s chief executive officer during fiscal 2003, (ii) the Company’s four most highly compensated executive officers in fiscal 2003, and (iii) two additional former executives of the Company who would have been among the most four most highly compensated executive officers of the Company in 2003 (collectively, the “Named Executive Officers”). None of the Named Executive Officers has been indebted to XO since January 1, 2003.

		Annual Compensation			Long Term Compensation

				Other Annual	Restricted	Securities
	Fiscal	Salary	Bonus	Compensation	Stock Awards	Underlying	All Other
Name & Principal Position	Year	($)	($)(1)	($)	($)(2)	Options(3)	Compensation

Carl J. Grivner(4)	2003	449,615	93,333	—	—	2,019,057	71,779
Chief Executive Officer	2002	—	—	—	—	—	—
	2001	—	—	—	—	—	—
Daniel F. Akerson(5)	2003	38,462	750,000	—	—	—	49,461
Former Chief Executive	2002	377,303	—	—		—	5,686
Officer	2001	318,006	—	38,462		—	38,331
Wayne M. Rehberger(6)	2003	278,125	148,438	—	—	461,452	3,008
Executive Vice President	2002	255,008	142,575	200	—	233,750	10,163
and Chief Operations Officer	2001	250,000	50,390	—	173,000	—	3,055
John H. Jacquay(7)	2003	277,423	148,438	—	—	401,452	248,084
Senior Vice President,	2002	218,269	—	—	—	—	1,654
National Sales	2001	—	—	—	—	—	—
Mark W. Faris(8)	2003	271,400	154,375	—	—	401,910	5,180
Senior Vice President,	2002	260,000	106,362	—	—	—	8,839
Network Operations	2001	180,000	—	—	51,900	175,000	125
Robert Geller(9)	2003	234,902	107,812	—	—	195,268	37,922
Vice President, Chief	2002	90,231	—	—	—	—	2,066
Information Officer	2001	—	—	—	—	—	—
Nathaniel A. Davis(10)	2003	161,250	140,625	—	—	1,300,000	543,596
Former President and	2002	382,212	—	—	—	1,423,750	8,769
Chief Operating Officer	2001	375,000	296,136	194	432,500	—	194
Gary D. Begeman(11)	2003	102,885	250,000	—	—	425,000	208,571
Former Senior Vice President	2002	254,808	154,400	200	—	329,500	8,224
and General Counsel	2001	250,000	158,745	1,544	173,000	—	6,249

(1)	Includes bonuses earned for the corresponding fiscal years that were paid subsequent to the stated calendar year end. In connection with our Chapter 11 Reorganization, we adopted 2003 Employee Retention and Incentive Plan. For a summary of the terms of the 2003 Employee Retention and Incentive Plan, please see “Summary of 2002 Stock Incentive Plan” above.

(2)	Represents an award of shares of XO’s class A common stock granted on August 20, 2001 prior to XO’s Chapter 11 Reorganization. All such shares were forfeited in 2002, and no shares were outstanding at December 31, 2002.

(3)	Shares reflected for the 2001 and 2002 fiscal years represent options to acquire shares of XO’s class A common stock. Those share figures have been restated retroactively to reflect stock splits with respect to XO’s class A common stock. Pursuant to our Chapter 11 Reorganization, all interests in such stock options and such shares of class A common stock issued upon exercise thereof were cancelled and terminated effective January 16, 2003, the date that the Chapter 11 Reorganization was consummated. Shares reflected for the 2003 fiscal year represent options to acquire shares of Common Stock granted pursuant to XO’s 2002 Stock Incentive Plan. For a summary of the terms of the 2002 Stock Incentive Plan, please see “Summary of Equity Compensation Plans” above.

(4)	Mr. Grivner commenced his employment with XO on May 15, 2003. In fiscal 2003, (i) Bonus included $93,333 paid to Mr. Grivner in March 2004 under our Bonus Plan, (ii) Securities Underlying Options included options to purchase 2,000,000 shares issued under the 2002 Stock Incentive Plan upon Mr. Grivner’s employment and options to purchase 19,057 shares of Common Stock granted under our Bonus Plan, and (iii) All Other Compensation included $70,594 for reimbursement of relocation expenses, $1,004 of contributions made by XO on behalf of Mr. Grivner to the XO 401(k) plan and $181 of premiums for group life insurance paid by XO.

(5)	Mr. Akerson resigned his position as Chief Executive Officer of XO, effective on January 17, 2003. In fiscal 2003, (i) Bonus included $750,000 paid by XO under the Employee Retention and Incentive Plan, and (ii) All Other Compensation included $44,421 in payout of accrued vacation, $5000 of contributions made by XO on behalf of Mr. Akerson to the XO 401(k) plan and $40 of premiums for group life insurance paid by XO. In fiscal 2002, All Other Compensation included $5,484 of contributions made by XO on behalf of Mr. Akerson to the XO 401(k) plan and $202 of premiums for group life insurance paid by XO. In fiscal 2001, All Other Compensation included $9,623 of contributions made by XO on behalf of Mr. Akerson to the XO 401(k) plan and $191 of premiums for group life insurance paid by XO, and $28,517 for personal use of company-owned aircraft.

(6)	In fiscal 2003, (i) Bonus included $148,438 paid by XO under the Employee Retention and Incentive Plan, (ii) Securities Underlying Options included options to purchase 450,000 shares issued under the 2002 Stock Incentive Plan and options to purchase 11,452 shares issued under the 2002 Stock Incentive Plan as part of the Employee Retention and Incentive Plan, and (iii) All Other Compensation included $2,828 of contributions made by XO on behalf of Mr. Rehberger under the XO 401(k) plan and $180 of premiums for group life insurance paid by XO. In fiscal 2002, (i) Other Annual Compensation included $200 of taxable gifts provided by XO to Mr. Rehberger and (ii) All Other Compensation included $10,000 for contributions made by XO on behalf of Mr. Rehberger under the XO 401(k) plan and $163 of premiums for group life insurance paid by XO. In fiscal 2001, All Other Compensation included $2,868 of contributions made by XO on behalf of Mr. Rehberger to the XO 401(k) plan and $187 of premiums for group life insurance paid by XO.

(7)	In fiscal 2003, (i) Bonus included $148,438 paid by XO under the Employee Retention and Incentive Plan, (ii) Securities Underlying Options included options to purchase 390,000 shares pursuant to the 2002 Stock Incentive Plan and options to purchase 11,452 shares granted under the 2002 Stock Incentive Plan as part of the Employee Retention and Incentive Plan, and (iii) All Other Compensation included $245,808 in reimbursement for moving expenses, $2,000 of contributions made by XO on behalf of Mr. Jacquay under the XO 401(k) plan and $276 of premiums for group life insurance paid by XO. In fiscal 2002, All Other Compensation included $1,452 for contributions made by XO on behalf of Mr. Jacquay under the XO 401(k) plan and $202 of premiums for group life insurance paid by XO.

(8)	In fiscal 2003, (i) Bonus included $154,375 paid by XO under the Employee Retention and Incentive Plan, (ii) Securities Underlying Options included options to purchase 390,000 shares issued under the 2002 Stock Incentive Plan and options to purchase 11,910 shares granted under the 2002 Stock Incentive Plan as part of the Employee Retention and Incentive Plan, and (iii) All Other Compensation included $5,000 of contributions made by XO on behalf of Mr. Faris under the XO 401(k) plan and

$180 of premiums for group life insurance paid by XO. In fiscal 2002, All Other Compensation included $8,659 for contributions made by XO on behalf of Mr. Faris under the XO 401(k) plan and $180 of premiums for group life insurance paid by XO. In fiscal 2001, All Other Compensation $125 of premiums for group life insurance paid by XO.

(9)	In fiscal 2003, Bonus included $107,812 paid by XO under the Employee Retention and Incentive Plan and All Other Compensation included $32,646 in reimbursement for moving expenses. (i) Bonus included $107,812 paid by XO under the Employee Retention and Incentive Plan, (ii) Securities Underlying Options included options to purchase 190,000 shares issued under the 2002 Stock Incentive Plan and options to purchase 5,268 shares issued under the 2002 Stock Incentive Plan as part of the Employee Retention and Incentive Plan, and (iii) All Other Compensation included $32,646 in reimbursement of relocation expenses, $5,000 of contributions made by XO on behalf of Mr. Geller under the XO 401(k) plan and $276 of premiums for group life insurance paid by XO. In fiscal 2002, All Other Compensation included $1,990 for contributions made by XO on behalf of Mr. Geller under the XO 401(k) plan and $76 of premiums for group life insurance paid by XO.

(10)	Mr. Davis resigned his position as President and Chief Operating Officer of XO, effective in May 2003. Pursuant to the terms of a Settlement Agreement entered into by and between XO and Mr. Davis, Mr. Davis agreed to perform consulting and transition services for XO through January 2004. In fiscal 2003, (i) Bonus included $140,625 paid to Mr. Davis by XO under the Employee Retention and Incentive Plan, and (ii) All Other Compensation included $508,385 in severance payments, $30,000 in the payout by XO of accrued vacation, $5,000 for contributions made by XO on behalf of Mr. Davis under the XO 401(k) plan, and $211 of premiums for group life insurance paid by XO. In fiscal 2002, All Other Compensation included $8,558 for contributions made by XO on behalf of Mr. Davis under the XO 401(k) plan and $211 of premiums for group life insurance paid by XO. In fiscal 2001, All Other Compensation included $194 of premiums for group life insurance paid by XO.

(11)	Mr. Begeman resigned his position as Senior Vice President and General Counsel of XO, effective on May 23, 2003. In fiscal 2003, (i) Bonus included $250,000 paid by XO under the Employee Retention and Incentive Plan, and (ii) All Other Compensation included $183,250 in severance payments, $5,000 in contributions made by XO on behalf of Mr. Begeman to the XO 401(k) plan, and $20,192 in the payout by XO of unused vacation. In fiscal 2002, (i) Other Annual Compensation included $200 of taxable gifts provided to Mr. Begeman by XO, and (ii) All Other Compensation included $8,115 for contributions made by XO on behalf of Mr. Begeman under the XO 401(k) plan, $129 of premiums for group life insurance paid by XO, and $109 of premiums for group life insurance paid by XO. In fiscal 2001, (i) Other Annual Compensation included $1,544 of taxable gifts made by XO to Mr. Begeman, and (ii) All Other Compensation included 6,173 of contributions made by XO on behalf of Mr. Begeman to the XO 401(k) plan and $76 of premiums for group life insurance paid by XO.

Options Grants in Last Fiscal Year

						Potential Realizable Value
						at Assumed Annual Rates
						of Stock Price Appreciation
	Individual Grants					for Option Terms ($)

	Securities	Percentage		Market
	Underlying	of Total	Exercise	Price on
	Options	Grants To	Price or	Date of	Expiration
Name	Granted(1)	Employees(2)	Base Price	Grant	Date	0%	5%	10%

Carl J. Grivner(3)	2,000,000	12.99%	$4.80	$4.80	4/24/2013	—	480,000	960,000
Daniel F. Akerson	—	—	—	—	—	—	—	—
Wayne M. Rehberger(4)	450,000	2.9%	$5.00	$5.00	1/15/2013	—	112,500	250,000
	11,452	(5)	$5.84	$7.05	7/2/2013	—	3,344	6,688
John H. Jacquay(6)	390,000	2.5%	$5.00	$5.00	1/15/2013	—	97,500	195,000
	11,452	(5)	$5.84	$7.05	7/2/2013	—	3,344	6,688
Mark W. Faris(7)	390,000	2.5%	$5.00	$5.00	1/15/2013	—	97,500	195,000
	11,910	(5)	$5.84	$7.65	7/13/2013	—	3,475	6,950
Robert Geller(8)	190,000	1.2%	$5.00	$5.00	1/15/2013	—	47,500	95,000
	5,268	(5)	$5.84	$7.05	7/2/2013	—	1,538	3,077
Nathaniel A. Davis(9)	1,300,000	(5)	$5.00	$5.00	1/15/2013	—	—	—
Gary D. Begeman(10)	425,000	(5)	$5.00	$5.00	1/15/2013	—	—	—

(1)	All options issued to the named executive officers in 2003 were issued pursuant to the 2002 Stock Incentive Plan.

(2)	In 2003, XO granted options to purchase 15,394,162 shares of Common Stock to employees.

(3)	All options granted to Mr. Grivner in 2003 vested 25% upon the date of grant, and shall vest in 25% increments on the three succeeding anniversaries of the initial date of grant. Options granted in 2003 do not include options to purchase 19,057 shares of XO common stock that were granted to Mr. Grivner as part of the Bonus Plan on March 4, 2004 at an exercise price of $6.53.

(4)	Options to purchase 450,000 shares of Common Stock at an exercise price of $5.00 per share that were granted to Mr. Rehberger in 2003 vested 25% upon the date of grant, and shall vest in 25% increments on the three succeeding anniversaries of the initial date of grant. Options to purchase 11,452 shares of Common Stock at an exercise price of $5.84 per share that were granted to Mr. Rehberger in 2003 as part of the Employee Retention and Incentive Plan vested 50% upon the date of grant with the remainder vesting on a monthly basis through the second anniversary of the initial date of grant.

(5)	Less than one percent (1%).

(6)	Options to purchase 390,000 shares of Common Stock at an exercise price of $5.00 per share that were granted to Mr. Jacquay in 2003 vested 25% upon the date of grant, and shall vest in 25% increments on the three succeeding anniversaries of the initial date of grant. Options to purchase 11,452 shares of Common Stock at an exercise price of $5.84 per share that were granted to Mr. Jacquay in 2003 as part of the Employee Retention and Incentive Plan vested 50% upon the date of grant with the remainder vesting on a monthly basis through the second anniversary of the initial date of grant. Mr. Jacquay has resigned his position as President, National Sales, effective as of May 24, 2004. Mr. Jacquay will hold unvested options to purchase 205,099 shares of XO common stock on that date, all of which will be canceled.

(7)	Options to purchase 390,000 shares of Common Stock at an exercise price of $5.00 per share that were granted to Mr. Faris in 2003 vested 25% upon the date of grant, and shall vest in 25% increments on the three succeeding anniversaries of the initial date of grant. Options to purchase 11,910 shares of Common Stock at an exercise price of $5.84 per share that were granted to Mr. Faris in 2003 as part of the Employee Retention and Incentive Plan vested 50% upon the date of grant with the remainder vesting on a monthly basis through the second anniversary of the initial date of grant.

(8)	Options to purchase 190,000 shares of Common Stock at an exercise price of $5.00 per share that were granted to Mr. Geller in 2003 vested 25% upon the date of grant, and shall vest in 25% increments on the three succeeding anniversaries of the initial date of grant. Options to purchase 5,268 shares of Common Stock at an exercise price of $5.84 per share that were granted to Mr. Geller in 2003 as part of the Employee Retention and Incentive Plan vested 50% upon the date of grant with the remainder vesting on a monthly basis through the second anniversary of the initial date of grant.

(9)	Mr. Davis received options to purchase 1,300,000 shares of XO common stock in January 2003. As part of Mr. Davis separation from XO, Mr. Davis agreed to the cancellation of all outstanding and unvested options to purchase 975,000 shares of XO common stock as of his separation date. Mr. Davis exercised all of his remaining vested options in 2003.

(10)	Mr. Begeman received options to purchase 425,000 shares of XO common stock in January 2003. As part of Mr. Begeman’s separation from XO, Mr. Begeman agreed to the cancellation of outstanding and unvested options to purchase 318,750 shares of XO common stock as of his separation date. Mr. Begeman exercised all of his remaining vested options in 2003.

Aggregated Option Exercises and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised,
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(2)
	Acquired on	Value Realized
Name	Exercise	($)(1)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Carl J. Grivner	—	—	500,000	1,500,000	475,000	1,425,000
Daniel F. Akerson(3)	—	—	—	—	—	—
Wayne M. Rehberger	—	—	119,419	342,033	84,375	253,125
John H. Jacquay(4)	—	—	104,419	297,033	73,125	219,375
Mark W. Faris	—	—	104,696	297,214	73,125	219,375
Robert Geller			50,683	144,585	35,625	106,875
Nathaniel A. Davis	325,000	595,776	—	—	—	—
Gary D. Begeman	106,250	259,262	—	—	—	—

(1)	The value realized is based upon the difference between the market price of the shares purchased on the exercise date and the exercise price times the number of shares covered by the exercised option.

(2)	The value of unexercised options is based upon the difference between the exercise price and the closing market price on December 31, 2003, which was $5.75.

(3)	All outstanding options to purchase shares of XO class A common stock were terminated as part of XO’s Chapter 11 reorganization. All options held by Mr. Akerson were canceled as part of XO’s Chapter 11 reorganization, and Mr. Akerson was not granted any options to purchase shares of XO common stock pursuant to the 2002 Stock Incentive Plan.

(4)	Mr. Jacquay has resigned his position as President, National Sales, effective May 24, 2004. Mr. Jacquay will hold unvested options to purchase 205,099 shares of Common Stock on that date, all of which will be canceled.

LONG TERM INCENTIVE PLANS AND PENSION PLANS

      XO does not maintain any plan pursuant to which long term incentive awards are made. XO also does not maintain a pension plan.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

      Carl J. Grivner. XO has entered into an Employment Term Sheet and a Change of Control Agreement with Mr. Grivner. The Employment Term Sheet provides for his employment as President and Chief

Executive Officer through April 30, 2004, but by its terms has renewed for an additional one-year term through April 30, 2005. Mr. Grivner’s employment will continue to renew for one-year periods unless, prior to February 1 of the year in which the term sheet or extension thereof expires, Mr. Grivner were to notify XO, or XO were to notify Mr. Grivner, that the term sheet will not be renewed. It provides for an annual base salary of $700,000, which we may increase annually, and for an annual bonus of up to 100% of base salary, based on certain revenue, earnings before interest, taxes, depreciation and amortization, and cash targets to be mutually agreed upon between us and Mr. Grivner. Pursuant to the term sheet, in connection with Mr. Grivner’s acceptance of employment with us, we granted him options to purchase 2,000,000 shares of our New Common Stock, with an exercise price of $4.80, 25% of which shares are fully vested, and the remainder of such shares vest in equal annual installments on the first, second and third anniversary of the date of grant. The term sheet also provides that we will reimburse Mr. Grivner for certain relocation and related costs and expenses.

      The Change of Control Agreement generally provides that if both (i) a Change in Control occurs and (ii) at any time on or after such Change in Control, but before the end of the 24-month period immediately thereafter, Mr. Grivner’s employment with us for any reason other than (A) by Mr. Grivner without Good Reason, (B) by us as a result of Mr. Grivner’s disability or with Cause or (C) as a result of the death of Mr. Grivner, we shall pay him an amount equal to Mr. Grivner’s annual base salary, plus his targeted annual bonus, reduced by any cash severance benefits paid to Mr. Grivner. Under such circumstances, we also will provide Mr. Grivner with certain health and life insurance benefits for a period of 12 months. In addition, under certain circumstances, we will make additional payments to Mr. Grivner for taxes due with respect to any payments or benefits under this agreement treated as excise taxes under specified provisions of the Internal Revenue Code.

      Under the Change of Control Agreement, Mr. Grivner will have been deemed to have terminated his employment for Good Reason if there is:

•	a material change in his duties that is inconsistent with his status as one of our key management employees or a substantial adverse alteration in the nature or status of his responsibilities;

•	a reduction in his annual base salary or target annual bonus;

•	a relocation of his principal place of business of more than 35 miles; or

•	a failure by us to provide him with benefits as favorable in the aggregate in all material respects as those enjoyed by him under applicable plans.

      Under the Change of Control Agreement, a Change of Control means the occurrence of any of the following events:

•	Any person or entity becomes the owners of securities of our that represent 50% or more of the voting power of our then outstanding securities, other than certain persons or entities, including those that owns securities that represent more than 10% of the voting power of us as of April 1, 2003. For purpose of this calculation, securities acquired from us are excluded from the determination of the percentage ownership of a person or entity, but any such securities shall be included in the then total number of securities outstanding.

•	We merge or consolidate with another company, other than a merger or consolidation that would result in our stockholders holding more than 65% of the combined voting power of the company surviving the merger or consolidation;

•	We are liquidated or we sell all or substantially all of our assets to any other company.

      Despite the occurrence of one of the forgoing events, no Change of Control will be deemed to have occurred for purposes of the Change of Control Agreement if Mr. Icahn and/or his affiliates is our largest stockholder and owns in excess of 15% of our outstanding shares.

      Under the Change of Control Agreement, Cause means the occurrence of any of the following events:

•	the failure by Mr. Grivner to substantially perform his duties, other than a failure resulting from his incapacity due to physical or mental illness that continues for a period of 30 days;

•	he engages in misconduct that is demonstrably and materially injurious to us, monetarily or otherwise; and

•	an act or acts by him that constitutes any felony or a misdemeanor involving moral turpitude.

      Mr. Rehberger. XO has entered into an Employment Agreement with Mr. Rehberger that provides for his employment as Senior Vice President, Chief Financial Officer, effective as of November 11, 2000. Mr. Rehberger’s employment will continue until either Mr. Rehberger or XO provides 60 days prior written notice of its intention to terminate Mr. Rehberger’s employment with XO. The agreement provides for an annual base salary of $250,000, which we may increase annually, and for an annual bonus target of 50% of Mr. Rehberger’s base salary, based on Mr. Rehberger’s performance compared to performance targets determined in the preceding year. Pursuant to the agreement, in connection with Mr. Rehberger’s acceptance of employment with us, we granted him options to purchase 275,000 shares of former outstanding Class A Common Stock, all of which were canceled in connection with our Chapter 11 Reorganization.

      Any options subsequently granted to Mr. Rehberger may be made subject to the terms of his employment agreement upon grant. The agreement provides that all of the options granted to Mr. Rehberger shall vest and become immediately exercisable if Mr. Rehberger’s employment by us is terminated following a Change of Control or if Mr. Rehberger establishes that a Constructive Termination has occurred.

      Under this employment agreement, a Change of Control means the occurrence of any of the following events:

•	We are merged, consolidated or reorganized into or with another company (other than a company that is an affiliate of Craig O. McCaw) resulting in the holders of our voting securities immediately prior to such transaction holding less than 50% of the voting power of the post-transaction entity;

•	We sell all or substantially all of our assets to any other company (other than a company that is an affiliate of Craig O. McCaw) resulting in the holders of our voting securities immediately prior to such transaction holding less than 50% of the voting power of the post-transaction entity; and

•	Any person (other than Craig O. McCaw and his affiliates) acquires greater than 50% of our voting securities.

      Under Mr. Rehberger’s employment agreement, a Constructive Termination shall be deemed to occur if:

•	Mr. Rehberger’s initial base salary or bonus target is reduced;

•	Mr. Rehberger’s title or responsibilities are materially changed in a manner that is inconsistent with Mr. Rehberger’s intended position and status under the employment agreement;

•	Mr. Rehberger’s place of employment is relocated more than 50 miles away from Reston, Virginia; or

•	we materially breach the employment agreement and do not cure such breach within 30 days.

      Mr. Rehberger is also subject to certain non-competition and non-solicitation provisions under the terms of this employment agreement. Mr. Rehberger is also entitled to severance benefits equal to 6 months salary, annual bonus and benefits in the event that Mr. Rehberger is terminated after a Change of Control (other than for Cause), or upon the occurrence of a Constructive Termination.

      Mr. Jacquay. XO has entered into an Employment Agreement with Mr. Jacquay that provides for his employment as President, National Sales, effective as of February 22, 2002. Mr. Jacquay has resigned his employment with XO, effective as of May 24, 2004. The agreement provides for an annual base salary of $250,000, which we may increase annually, and for an annual bonus target of 55% of Mr. Jacquay’s base salary, based on Mr. Jacquay’s performance compared to performance targets determined in the preceding year. Mr. Jacquay was entitled to the reimbursement of relocation expenses in connection with his employment, including the cost of leasing temporary housing in the Reston, Virginia area.

      Mr. Jacquay is also subject to certain non-competition and non-solicitation provisions under the terms of this employment agreement. Mr. Jacquay is also entitled to severance benefits equal to 6 months salary, annual bonus and benefits upon the occurrence of a Constructive Termination.

      Under Mr. Jacquay’s employment agreement, a Constructive Termination shall be deemed to occur if:

•	Mr. Jacquay’s initial base salary or bonus target is reduced;

•	Mr. Jacquay’s title or responsibilities are materially changed in a manner that is inconsistent with Mr. Rehberger’s intended position and status under the employment agreement;

•	Mr. Jacquay’s place of employment is relocated more than 50 miles away from Reston, Virginia; or

•	we materially breach the employment agreement and do not cure such breach within 30 days.

STOCK PERFORMANCE GRAPHS

Comparison of Five – Year Cumulative Total Returns

        We have had two classes of common stock issued and outstanding since January 1, 1999: our Class A Common Stock, which was canceled in connection with out Chapter 11 Reorganization, and our current class of outstanding Common Stock, which began trading on January 16, 2003 following our emergence from our Chapter 11 Reorganization.

      Class A Common Stock. All of the shares of our Class A Common Stock were canceled in connection with our Chapter 11 Reorganization, and the holders of our Class A Common Stock did not receive any distribution of assets or any other recovery of their investments in our Class A Common Stock. The cumulative return on our Class A Common Stock is depicted below in the stock performance graph captioned “Pre-Reorganization XO Communications, Inc.” which reflects the return on our Class A Common Stock from January 1, 1999 through November 2001, when trading in our Class A Common Stock ceased. None of our shares of capital stock were publicly traded between November 30, 2001 and January 16, 2003, when we emerged from our Chapter 11 Reorganization.

      Common Stock. Shares of our current class of outstanding Common Stock were initially issued and began trading on January 16, 2003. The cumulative return on our Common Stock is depicted below in our stock performance graph captioned “Post-Reorganization XO Communications, Inc.” which reflects the return on our Common Stock from January 31, 2003 through December 31, 2003.

PRE-REORGANIZATION XO COMMUNICATIONS, INC.

(January 1, 1999 – November 30, 2001)

POST-REORGANIZATION XO COMMUNICATIONS, INC.

(January 31, 2003 – December 31, 2003)

                                        Notes:

(1)	The lines reflected in each of the Stock Performance Graphs represent monthly index levels derived from compounded daily returns that include all dividends.
(2)	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
(3)	The index level for each series reflected in the Stock Performance Graph captioned “Pre- Reorganization XO Communications, Inc.” was set to $100.00 on December 31, 1998.
(4)	The index level for each series reflected in the Stock Performance Graph captioned “Post- Reorganization XO Communications, Inc. was set to $100.00 on January 31, 2003.

     The Stock Performance Graph includes information with respect to the price of our Class A Common Stock for the period from January 1, 1998 to November 30, 2001 which we have labeled “Pre-Reorganization XO Communications, Inc.” in the Stock Performance Graph. All of our Class A Common Stock was canceled in connection with our Chapter 11 Reorganization, and all investments in our Class A Common Stock were canceled without any return with respect to such investments. From November 30, 2001 through January 15, 2003, none of our shares were publicly traded. Beginning on January 15, 2003, our new and current class of Common Stock began trading on the Over-the-Counter Bulletin Board, which we have labeled “Post-Reorganization XO Communications, Inc.” in the Stock Performance Graph.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2003, except that Wayne M. Rehberger filed a late Form 5, “Annual Statement of Changes in Beneficial Ownership” and a late Form 4, “Statement of Changes in Beneficial Ownership”.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      Stockholder proposals for the 2005 Annual Meeting of the Stockholders must be received by the Company no later than December 24, 2004 for inclusion in the Company’s Proxy Statement and proxy for that meeting. Stockholder proposals that are not included in the Proxy Statement may be considered at the 2005 Annual Meeting if such proposals are received by the Company between January 27, 2005 and February 26, 2005. All proposals should be submitted to XO at 11111 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary.

OTHER MATTERS

      Other than the foregoing, the Board of Directors does not intend to bring any other matter before the meeting and does not know of any matter that anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, the individuals named in the accompanying proxy, or their duly qualified substitutes acting at the meeting, will be deemed authorized to vote or otherwise act in accordance with their judgment on such matters.

NOTICE: UPON WRITTEN REQUEST FROM ANY STOCKHOLDER OF RECORD AS OF APRIL 16, 2004 (OR ANY BENEFICIAL OWNER REPRESENTING THEY ARE OR WERE ENTITLED TO VOTE AT THE 2004 ANNUAL MEETING), THE COMPANY WILL FURNISH TO SUCH STOCKHOLDER, WITHOUT CHARGE, ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS. THE COMPANY MAY IMPOSE A REASONABLE FEE FOR ITS EXPENSE IN CONNECTION WITH PROVIDING EXHIBITS REFERRED TO IN SUCH FORM 10-K, IF THE FULL TEXT OF SUCH EXHIBITS ARE SPECIFICALLY REQUESTED. REQUESTS SHOULD BE DIRECTED TO: XO COMMUNICATIONS, INC., 11111 SUNSET HILLS ROAD, RESTON, VIRGINIA 20190, ATTN: CORPORATE SECRETARY.

APPENDIX A

XO COMMUNICATIONS, INC.

2002 STOCK INCENTIVE PLAN
(Amended and Restated as of June 19, 2003)

      SECTION 1.     Purpose. The purpose of this 2002 Stock Incentive Plan (this “Plan”) is to provide a means whereby XO Communications, Inc. (the “Company”) or any parent or subsidiary of the Company, as defined in Subsection 5.8 (the “related entities”), may continue to attract, motivate and retain selected employees, officers and independent contractors who can materially contribute to the Company’s growth and success, and to encourage stock ownership in the Company through the grant of (i) incentive stock options, (ii) nonqualified stock options and (iii) stock appreciation rights and (iv) shares of restricted stock (or any combination thereof) (each, an “award”) with respect to the Common Stock of the Company (as defined in Section 3), so that such key employees and other persons and entities will more closely identify their interests with those of the Company and its stockholders.

      SECTION 2.     Administration. This Plan shall be administered by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”), unless (a) the Board shall resolve to administer this Plan itself or shall not have appointed, or revoked the appointment of, the Compensation Committee, in which case the Board shall administer the Plan or (b) the Board shall appoint or authorize another committee of the Board to administer this Plan, in which case such committee shall administer the Plan. The administrator of this Plan shall hereinafter be referred to as the “Plan Administrator.”

2.1. Procedures. The Board may designate one of the members of the Plan Administrator as chairperson. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

2.2. Responsibilities. Except for the terms and conditions explicitly required in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the awards to be granted under this Plan, including selection of the individuals to be granted awards, the number of shares to be subject to each award, the exercise price, and all other terms and conditions of the awards. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any award issued under this Plan, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code (the “Code”), as amended, and the regulations thereunder.

2.3. Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that this Plan, and awards granted under this Plan, comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Plan participants.

      SECTION 3.     Stock Subject to This Plan. The stock subject to this Plan shall be the Company’s Common Stock (the “Common Stock”), authorized but unissued or held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 9 of this Plan, the aggregate amount of Common Stock to be delivered pursuant to all awards granted under this Plan shall not exceed 17,590,020 shares of Common Stock (the “Plan Maximum”). If any award granted under this Plan expires or is surrendered, canceled, terminated or exchanged for another award for any reason without having vested or having been exercised in full, as applicable, the undistributed shares subject to such expired, surrendered, canceled, terminated or exchanged award shall again be available for purposes of this Plan, including use as replacement awards that may be granted in exchange for such surrendered, canceled or terminated awards.

      SECTION 4.     Eligibility. An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company (or a corporate related entity, as described in Section 5.8) and who the Plan Administrator may from time to time select for participation in this Plan. Members of the Board shall not be eligible for grants of incentive stock options unless they are also employees of the Company. At the discretion of the Plan Administrator, employees and independent contractors of the Company (including nonemployee directors) or any related entity may receive awards of nonqualified stock options, stock appreciation rights and restricted stock. Notwithstanding anything to the contrary herein, the maximum number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to any individual in any calendar year shall not exceed the Plan Maximum, as such number may change from time to time. Any party to whom an option is granted under this Plan shall be referred to in this Plan as an “Optionee.” Any party to whom an award of stock appreciation rights or restricted stock is granted under this Plan shall be referred to in this Plan as a “Holder”.

      SECTION 5.     Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements that contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

5.1. Number of Shares. The maximum number of shares that may be purchased pursuant to the exercise of each option shall be as established by the Plan Administrator.

5.2. Price of Shares. The price per share at which each option is exercisable (the “exercise price”) shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price as follows:

5.2.1. Incentive Stock Options and Nonqualified Stock Options. With respect to incentive stock options intended to qualify under Section 422 of the Code, and subject to Subsection 5.2.2 below, the per share exercise price shall be not less than the fair market value of one share of the Common Stock at the time the option is granted, except with respect to the substitution of a new option for an old option, or an assumption of an old option, in accordance with Code Section 424(a). With respect to nonqualified stock options, the exercise price shall be the amount set by the Plan Administrator; provided, however, that the exercise price of the nonqualified stock options to be granted on or following the Company’s reorganization under chapter 11 of the Bankruptcy Code presided over by the United States Bankruptcy Court for the Southern District of New York (the “Plan of Reorganization”) covering 12,199,820 shares of Common Stock (the “Bankruptcy Options”) shall have an exercise price no less than that allowed under the Plan of Reorganization, based upon the post-rights offering equity value ($475 million plus the amount subscribed to in the rights offering) of the Company assumed in connection with the Plan of Reorganization. Notwithstanding the foregoing, to the degree that any of the Bankruptcy Options are forfeited, such that the underlying shares are again available for issuance pursuant to awards under the Plan, the exercise price for any future nonqualified stock options relating to such forfeited shares shall be the amount set by the Plan Administrator without the price limitation set forth in the immediately preceding sentence.

5.2.2. Incentive Stock Options to Greater than 10% Shareholders. With respect to incentive stock options granted to greater than 10% shareholders of the Company, the exercise price shall be as required by Section 6.

5.2.3. Fair Market Value. For purposes of this Plan, the fair market value per share of the Common Stock shall be determined as follows:

(a) if the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of

Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange for the last market trading date prior to the time of determination as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

(b) if the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value shall be the mean between the high and low asked prices for the Common Stock on the last market trading date prior to the day of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, fair market value shall be determined by the Plan Administrator in good faith at the time the option is granted.

5.3. Term, Maturity and Exercisability. Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders of the Company, the term of each stock option shall be 10 years from the date it is granted unless a shorter period of time is established by the Plan Administrator, but in no event shall the term of any incentive stock option exceed 10 years. Options shall have such vesting and exercisability conditions as shall be determined by the Plan Administrator, in its sole discretion, and set forth in the written agreement evidencing such subsequent grant.

5.4. Exercise. Subject to the vesting schedule as determined by the Plan Administrator, if any, and to any additional holding period required by applicable law, each option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any option. During an Optionee’s lifetime, any stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee, except as provided in Section 5.7. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

5.5. Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier’s check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted, including installment payments on such terms and over such period as the Plan Administrator may determine in its discretion. To the extent permitted by the Plan Administrator in its sole discretion, and if permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

(a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

(b) delivery of a full-recourse promissory note executed by the Optionee, provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes; (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option; (iii) the Plan Administrator may require that the Optionee pledge the Optionee’s shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company’s security interest; (iv) the note provides that 90 days following the Optionee’s termination of employment with the Company or a related entity, the entire outstanding balance under the note shall become due and payable, if not previously due and payable; and (v) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee; or

(c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator, in its sole discretion, may at any time determine that this Subparagraph (c), to the extent the instructions to the broker call for an immediate sale of the shares, shall not be applicable to any Optionee who is subject to Section 16(b) of the Exchange Act if such transaction would result in a violation of Section 16(b), or is not an employee at the time of exercise.

5.6. Withholding Tax Requirement. The Company or any related entity shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company or a related entity for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company, or related entity, is so reimbursed. In lieu of such withholding or reimbursement, the Company (or related entity) shall have the right to withhold from any other cash amounts due or to become due from the Company (or related entity) to the Optionee an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld as reimbursement for any such taxes and cancel or sell (in whole or in part) any such shares so withheld on Optionee’s behalf. Alternatively, the Committee may, pursuant to certain procedures that it may establish from time to time, allow the Optionee to elect to have a number of shares, having a market value not less than the amount of such taxes required to be withheld, withheld and delivered to a broker to be sold into the market on the Optionee’s behalf with the proceeds being returned to the Company to reimburse the Company for payment of such taxes.

5.7. Nontransferability of Option. Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution; provided, with respect to a non-qualified stock option, an Optionee may transfer the option to a revocable trust created by the Optionee for the benefit of his or her descendants, to an immediate family member or to a partnership in which only immediate family members or such trusts are partners. Options under this Plan shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may during the Optionee’s lifetime, designate a person who may exercise the option after the Optionee’s death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.

5.8. Termination of Relationship. If the Optionee’s employment relationship with the Company or any related entity ceases for any reason other than termination for cause, death or permanent and total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a period of three months after such cessation, that portion of the Optionee’s option which is exercisable at the time of such cessation. The Optionee’s option, however, shall terminate at the end of the three month period following such cessation as to all shares of Common Stock that have not been exercised, unless such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator. If, in the case of an incentive stock option, an Optionee’s relationship with the Company or related entity changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee’s employment with the Company or related entity and the Optionee’s incentive stock option shall terminate in accordance with this subsection. Upon the expiration of the three month period following cessation of employment, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation beyond that specified above. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee’s option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

Upon an Optionee’s termination of employment for cause, all of the optionee’s outstanding (i.e., unexercised) options issued under this Plan shall immediately expire and no longer be available for exercise. For purposes of the Plan, “cause” means the Company or a related entity having cause to terminate an Optionee’s employment or service under any existing employment, consulting or any other agreement between the Optionee and the Company or related entity. In the absence of any such an employment, consulting or other agreement “cause” shall have the same meaning as set forth in subsection 9.1.4 herein.

If an Optionee’s relationship with the Company or any related entity ceases because of a permanent and total disability, the Optionee’s option shall not terminate upon such Optionee’s cessation of employment but rather shall expire at the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires). In the event of such permanent and total disability any incentive stock option held by the Optionee shall continue to be treated as an incentive stock option until its expiration. As used in this Plan, the term “permanent and total disability” has the same meaning provided in Code Section 22(e)(3).

For purposes of this subsection 5.8, a transfer of relationship between or among the Company and/or any related entity shall not be deemed to constitute a cessation of relationship with the Company or any of its related entities. For purposes of this subsection 5.8, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

As used in this Plan, the term “related entity,” when referring to a subsidiary, shall mean any business entity (other than the Company) which, at the time of the granting of the option, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain. When referring to a parent entity, the term “related entity” shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the option, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an incentive stock option, the definition of “related entity” as used in this Plan shall apply by only considering entities that are corporations.

5.9. Death of Optionee. If an Optionee dies while he or she has a relationship with the Company or any related entity or dies within the three month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee’s rights under the option shall pass by will or by the applicable laws of descent and distribution.

5.10. Status of Shareholder. Neither the Optionee nor any party to which the Optionee’s rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

5.11. Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a “modification” as defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

5.12. Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related entity or a predecessor corporation) exceeds $100,000, those options (or the portion of an option) beyond the $100,000 threshold shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

      SECTION 6.     Greater Than 10% Shareholders.

      6.1.     Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related entity, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

      6.2.     Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

      SECTION 7.     Restricted Stock Awards.

      7.1.     Award of Restricted Stock.

      7.1.1.     The Plan Administrator shall have the authority (1) to grant awards of restricted stock to eligible individuals hereunder, (2) to issue or transfer restricted stock to such individual, and (3) to establish terms, conditions and restrictions applicable to such restricted stock, including the restricted period, which may differ with respect to each Holder, the time or times at which restricted stock shall be granted or become vested and the number of shares to be covered by each grant.

      7.1.2.     The Holder of a restricted stock award shall execute and deliver to the Company an award agreement with respect to the restricted stock setting forth the restrictions applicable to such restricted stock. If the Plan Administrator determines that the restricted stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Plan Administrator, and (ii) the appropriate blank stock powers with respect to the restricted stock covered by such agreements. If a Holder shall fail to execute a restricted stock agreement and, if applicable, an escrow agreement and stock powers, the award shall be null and void. Unless otherwise determined by the Plan Administrator and subject to the restrictions set forth in Section 7.2, the Holder shall generally have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock. At the discretion of the Plan Administrator, cash dividends and stock dividends, if any, with respect to the restricted stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account. Unless otherwise determined by the Plan Administrator, no interest will accrue or be paid on the amount of any cash dividends withheld. Unless otherwise determined by the Plan Administrator, cash dividends or stock dividends so withheld by the Plan Administrator shall be subject to forfeiture to the same degree as the shares of restricted stock to which they relate.

      7.1.3.     Upon the award of restricted stock, the Plan Administrator shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Plan Administrator. If an escrow arrangement is used, the Plan Administrator shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

      7.2.     Restrictions.

      7.2.1.     Restricted stock awarded to a Participant shall be subject to the following restrictions until vested at the expiration of the restricted period, and to such other terms and conditions as may be set forth in the applicable award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the award agreement; (3) the shares shall be subject to forfeiture to the extent provided in Section 7.4 and the award agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

      7.2.2.     The Plan Administrator shall have the authority to remove any or all of the restrictions on the restricted stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the restricted stock award, such action is appropriate.

      7.3.     Restricted Period. The restricted period for the restricted stock, after which the restricted stock shall be vested, fully transferable and no longer subject to forfeiture, shall commence on the date of grant and shall expire from time to time as to that part of the restricted stock indicated in a schedule established by the Plan Administrator and set forth in a written award agreement.

      7.4.     Forfeiture Provisions. Except to the extent determined by the Plan Administrator and reflected in the underlying award agreement, in the event a Holder terminates employment with the Company and all related entities during a restricted period, that portion of the award with respect to which restrictions have not expired (“Non-Vested Portion”) shall be immediately forfeited to the Company.

      7.5.     Delivery of Restricted Stock. Subject to Section 7.7 below, upon the expiration of the restricted period with respect to any shares of Common Stock covered by a restricted stock award, the restrictions set forth in Section 7.2 and the award agreement and the forfeiture provisions set forth in Section 7.4 shall be of no further force or effect with respect to shares of restricted stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of restricted stock which have not then been forfeited and with respect to which the restricted period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such restricted stock and the interest thereon, if any.

      7.6.     Stock Restrictions. Each certificate representing restricted stock awarded under the Plan shall bear the following legend until the end of the restricted period with respect to such stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of , between XO Communications, Inc. and . A copy of such Agreement is on file at the offices of XO Communications, Inc.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

      7.7.     Withholding Tax Requirement. The Company or any related entity shall have the right to retain and withhold from any distribution of Common Stock under this Plan, and sell, the number of shares having an equal value to the amount of taxes required by any government to be withheld or otherwise deducted and paid by the Company with respect to such distribution and cancel (in whole or in part) any such shares so withheld on Holder’s behalf. At its discretion, the Company may require a Holder receiving shares of Common Stock to reimburse the Company or a related entity for any such taxes required to be paid and may suspend any distribution in whole or in part until the Company, or related entity, is so reimbursed. In lieu of such withholding or reimbursement, the Company (or related entity) shall have the right to withhold from any other cash amounts due or to become due from the Company (or related entity) to the Holder an amount equal to such taxes. Moreover, the Company, in its sole discretion, may cancel and cause the complete forfeiture of any award hereunder with respect to which the recipient does not reimburse the Company, within a reasonable period of time (as determined by the Company), for any taxes required to be paid by the Company to any such government. To the extent the Company chooses to cancel any award for the failure to timely reimburse the Company for any taxes required to be paid by the Company, such award and any dividends or other attributes associated therewith shall be fully forfeited to the Company and the recipient shall have no further rights or interest in such award. Alternatively, the Committee may, pursuant to certain procedures that it may establish from time to time, allow the Holder to elect to have a number of shares, having a market value not less than the amount of such taxes required to be withheld, withheld and delivered to a broker to be sold into the market on the Holder’s behalf with the proceeds being returned to the Company to reimburse the Company for payment of such taxes.

      SECTION 8.     Stock Appreciation Rights.

      The Plan Administrator may award stock appreciation rights to any eligible individual. A stock appreciation right shall relate to a number of shares of Common Stock as determined by the Plan Administrator and when vested shall give the Holder thereof the right to exercise the stock appreciation right and receive an amount of cash equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of the stock appreciation right for every share with respect to which the stock appreciation right is exercised. A stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator shall impose, including, but not limited to, the following:

8.1. Exercise Price. The exercise price of a stock appreciation right shall be determined by the Plan Administrator on the date of grant.

8.2. Vesting. A stock appreciation right shall become exercisable and in accordance with a vesting schedule as established by the Plan Administrator on the date of grant.

8.3. Method of exercise. A Holder may exercise a stock appreciation right after such time as and to the extent the stock appreciation right vests by filing an irrevocable written notice with the Plan Administrator or its designee, specifying the number of shares with respect to which the stock appreciation right is to be exercised.

8.4. Expiration. Unless an earlier expiration date is set by the Plan Administrator or the stock appreciation right expires earlier upon the Holder’s termination of employment or consulting relationship as set forth below, a stock appreciation right shall expire ten years from the date of grant. If a stock appreciation right Holder’s employment or consulting relationship with the Company or any related entity ceases for any reason other than termination for cause, death or permanent and total disability, and unless by its terms the stock appreciation right sooner terminates or expires, then the Holder may exercise, for a period of three months after such cessation, that portion of the Holder’s stock appreciation right which is exercisable at the time of such cessation. The Holder’s stock appreciation right, however, shall terminate at the end of the three month period following such cessation as to all shares of Common Stock with respect to which the stock appreciation right has not been exercised. Upon a Holder’s termination of employment for cause, all of the Holder’s outstanding (i.e., unexercised) stock appreciation rights issued under this Plan (whether vested or unvested) shall immediately expire and no longer be available for exercise. If a Holder’s relationship with the Company or any related entity ceases because of a permanent and total disability or the Holder’s death, the Holder’s stock appreciation rights shall not terminate upon such Holder’s cessation of employment but rather shall expire at the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires).

8.5. Automatic exercise. If on the day immediately prior to the expiration of a stock appreciation right (except for an expiration upon the termination of employment or service for cause) the fair market value of the Common Stock exceeds the exercise price of the stock appreciation right and the Holder has not exercised the stock appreciation right, the vested portion of such stock appreciation right shall be deemed to have been exercised by the Holder on such date and the Company shall make the appropriate payment therefor.

8.6. Payment upon Exercise. Upon the exercise of a stock appreciation right, the Company shall pay to the Holder an amount equal to the number of shares subject to exercise multiplied by the excess of the fair market value of one share of Common Stock on the exercise date over the stock appreciation right exercise price. The Company shall pay such excess in cash subject to applicable tax withholding.

8.7. Nontransferability of Stock Appreciation Rights. Stock appreciation rights may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any stock appreciation right under this Plan, contrary to the provisions of this Plan, shall be null and void. Notwithstanding the foregoing, a Holder may during the Holder’s lifetime, designate a person who may exercise the stock appreciation right after the Holder’s death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Holder by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.

8.8. Modification and Amendment of Stock Appreciation Right. Subject to the terms and conditions of the Plan, the Plan Administrator may modify or amend outstanding stock appreciation rights granted under this Plan. The modification or amendment of an outstanding stock appreciation right shall not, without the consent of the Holder, impair or diminish any of his or her rights or any of the obligations of the Company under such stock appreciation right. Except as otherwise provided in this Plan, no outstanding stock appreciation right shall be terminated without the consent of the Holder.

      SECTION 9.     Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which awards may be granted under this Plan, the number and class of shares covered by each outstanding award and the exercise price per share thereof (but not the total price), and each such award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

      9.1.     Effect of Liquidation, Reorganization or Change in Control.

      9.1.1.     Cash, Stock or Other Property for Stock. Except as provided in subsection 9.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option, stock appreciation right and any Non-Vested Portion of a restricted stock award granted under this Plan shall terminate. Notwithstanding the foregoing, the Optionee or Holder shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such option or stock appreciation right in whole or in part, to the extent the vesting requirements set forth in this Plan have been satisfied, unless stated otherwise in the Optionee’s individual award agreement.

      9.1.2.     Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options and stock appreciation rights granted under this Plan shall be converted into options to purchase and stock appreciation rights relating to shares of Exchange Stock and any Non-Vested Portion of any restricted stock award will be converted into the right to acquire similarly restricted shares of Exchange Stock upon the surrender of such restricted stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options, stock appreciation rights or restricted stock granted under this Plan shall not be so converted into options to purchase or rights to acquire or relating to shares of Exchange Stock, but instead shall terminate in accordance with the provisions of subsection 9.1.1. The amount and price of converted options and stock appreciation rights and the number of shares of restricted stock subject to an award shall be determined by adjusting the amount and price of the options and stock appreciation rights granted under this Plan in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option, stock appreciation right and restricted stock agreements and the restrictions and forfeiture provisions shall continue to apply for the Exchange Stock.

      9.1.3.     Change in Control.

      (a) In the event of an “Acceleration Change in Control”, as defined in Section 9.1.4 below, of the Company, except as provided in Section 9.1.3(b) or unless otherwise determined by the Board prior to the occurrence of such a Acceleration Change in Control, any shares of restricted stock and options or stock appreciation rights or portions of such options or stock appreciation rights outstanding as of the date such an Acceleration Change in Control is determined to have occurred that are not yet fully vested shall NOT become fully vested merely by the occurrence of an Acceleration Change in Control.

      (b) Each option, stock appreciation right and share of restricted stock granted under the Plan shall provide that, unless otherwise expressly determined in a resolution duly adopted by the Board on the date of grant or such later date on which the Board may ratify such grant, such option, stock appreciation right and each such share of restricted stock shall (1) if the Optionee or Holder is a Nonaffiliate Director, immediately become fully vested and exercisable and no longer subject to any applicable restrictions or forfeiture provisions, as applicable, upon the occurrence of an Acceleration Change of Control of the Company or (2) if the Optionee or Holder is recognized by the Company or any of the related entities as a regular full time employee who is subject to U.S. income tax withholding or similar tax law of a foreign country, immediately become fully vested and exercisable and no longer subject to any applicable restrictions or forfeiture provisions, as applicable, upon the termination of the Optionee’s or Holder’s employment by the Company or any of the related entities without Cause during the Accelerated Vesting Period or, in the case of an Optionee or Holder who is an Executive, upon the termination of the Optionee’s or Holder’s employment by the Optionee or Holder for Good Reason during the Accelerated Vesting Period.

      9.1.4.     Definitions. For purposes of Section 9.1.3, the following defined terms shall have the following meanings:

“Acceleration Change of Control” shall mean the occurrence of any of the following events:

(A) The Company is merged or consolidated or reorganized into or with another company or other legal entity and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

(B) The Company sells or otherwise transfers all or substantially all of its assets to any other company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

(C) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than a Permitted Holder (as that term is defined below), has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the voting securities of the Company, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

(D) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred; or

(E) Notwithstanding the foregoing provisions of subparagraphs (C) and (D) hereof, an “Acceleration Change of Control” shall not be deemed to have occurred solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership;

“Accelerated Vesting Period” means the period beginning on the effective date of an Acceleration Change of Control and ending on the first anniversary of such effective date.

“Cause” means (i) the conviction of a felony involving an intentional act of fraud, embezzlement or theft in connection with one’s duties or otherwise in the course of one’s employment with an Employer, (ii) the intentional and wrongful damaging of property, contractual interests or business relationships of an Employer, (iii) the intentional and wrongful disclosure of secret processes or confidential information of an Employer in violation of an agreement with or a policy of an Employer, or (iv) intentional conduct contrary to an Employer’s announced policies or practices (including those contained in the Corporation’s Employee Handbook) where either:

(A) the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Corporation’s established employee termination or disciplinary practices in place on the Reference Date; or

(B) the employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation, and within 20 business days of the receipt of such notice the employee has not remedied the violation or ceased to engage in the objectionable conduct.

“Executive” means any individual employed by the Company or any of the related entities in a position having a salary grade of EX3, EX2, EX1A or EX1B (adjusted as appropriate for any changes to the Company’s system of classifying its employees by salary grades implemented subsequent to the effective date of the Plan).

“Good Reason” means that an Executive shall have made a good faith determination that one or more of the following has occurred:

(i) any significant and adverse change in the Executive’s duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the Reference Date;

(ii) a relocation of the Executive’s principal work location as established on the Reference Date to a location that is more than 30 miles away from such location;

(iii) a reduction in the Executive’s salary or target bonus percentage attributable to the Executive’s grade level within the Company or such other target bonus percentage as specified in any relevant employment or bonus agreement between the Company and the Executive that is not in either case agreed to by the Executive, or any other significant adverse financial consequences associated with the Executive’s employment as compared to the corresponding circumstances in place on the Reference Date; or

(iv) a breach by any Employer of its obligations under any agreement to which the Employer and the Executive are parties that is not cured within 20 business days following the Employer’s receipt of a written notice from the Executive specifying the particulars of such breach in reasonable detail.

“Icahn Family” means and includes: (i) Carl C. Icahn, his spouse, and his children; (ii) the current and former spouses of any person described in clause (i) of this definition; and (iii) the ancestors, siblings and descendants, whether by blood, marriage or adoption, of any person described in clause (i) or (ii) of this definition.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Nonaffiliate Director” means a person who (i) is serving (or who has been elected or appointed and has agreed to serve) as a member of the Board, (ii) is not an officer or employee of the Company or any of the related entities or a beneficial owner of 10 percent or more of the outstanding common stock of the Company and (iii) was not elected or appointed as a member of the Board pursuant to or in connection with any contractual or other commitment on the part of the Company to cause such person to be elected or appointed, or to nominate or otherwise advance such person for election or appointment, as a member of the Board.

“Permitted Holder” means and includes: (i) any member of the Icahn Family; (ii) any conservatorship, custodianship, or decedent’s estate of any member of the Icahn Family, (iii) any trust established for the benefit of any Person described in clause (i) or (ii) of this definition; and (iv) any corporation, limited liability company, partnership, or other entity, the controlling equity interests in which are held by or for the benefit of any one or more persons described in clause (i), (ii), or (iii) of this definition; and (v) any foundation or charitable organization established by a member of the Icahn Family, and having at least one director, trustee, or member who is a member of the Icahn Family.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities

“Reference Date” means the day before the effective date of any Acceleration Change of Control of the Company.

      9.2.     Fractional Shares. In the event of any adjustment in the number of shares covered by any option, stock appreciation right or restricted stock award, any fractional shares resulting from such adjustment shall be disregarded and each such option, stock appreciation right or restricted stock award shall cover only the number of full shares resulting from such adjustment.

      9.3.     Determination of Board to Be Final. All Section 9 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a “modification” as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued under this Plan to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

      9.4.     Adjustment/ Acceleration not Applicable to Chapter 11 Reorganization. The adjustments, vesting acceleration and any other rights or requirements under this Section 9 shall not apply to the Company’s reorganization under chapter 11 of the Bankruptcy Code presided over by the United States Bankruptcy Court for the Southern District of New York or the Company’s successful emergence from chapter 11 or any other transaction consummated in connection with such reorganization or emergence.

      SECTION 10.     Securities Regulation. Shares shall not be issued with respect to an award granted under this Plan unless the exercise of such award and the issuance and delivery of such shares pursuant to such award shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares under this Plan or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

      As a condition to the distribution of shares of Common Stock pursuant to an award, the Company may require the recipient to represent and warrant at the time of any such distribution that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees or Holders as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

      Should any of the Company’s capital stock of the same class as the stock subject to options or restricted stock granted under this Plan be listed on a national securities exchange, all stock issued under this Plan if not previously listed on such exchange shall be authorized by that exchange for listing on such exchange prior to the issuance of such stock.

      SECTION 11.     Amendment and Termination.

      11.1.     Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 9, the approval of the Company’s stockholders is necessary within 12 months before or after the adoption by the Board of any amendment which will:

(a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

(b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or

(c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

      Any amendment to this Plan that would constitute a “modification” to incentive stock options outstanding on the date of such amendment shall not be applicable to outstanding incentive stock options, but shall have prospective effect only, unless individual Optionees agree otherwise.

      11.2.     Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the stockholders of the Company. No award may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the award holder, alter or impair any rights or obligations under any award previously granted under this Plan.

      SECTION 12.     Continuation of Employment. Nothing in this Plan or in any award granted pursuant to this Plan shall confer upon any Optionee or Holder any right to continue in the employ of the Company or of a related entity, or to interfere in any way with the right of the Company or of any related entity to terminate his or her employment or other relationship with the Company or a related entity at any time

      SECTION 13.     Effectiveness of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the Company’s stockholders any time within 12 months before or after the adoption of this Plan.

APPENDIX B

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

      The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of XO Communications, Inc. (the “Company”) is to oversee:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements imposed upon it by the Securities and Exchange Commission, any state securities commissions, national securities exchanges or associations, and any other regulatory body having jurisdiction over audit, financial reporting, disclosure, and related matters;

•	The independent auditors’ retention, qualifications and independence, and performance; and

•	The Company’s internal audit function.

II.	Organization

      The Committee shall be composed of two or more members of the Board.

      In the event that any securities of the Company shall be listed on any national securities exchanges or national securities associations, the Audit Committee Charter shall be amended to comply with all applicable listing standards of such exchange or association, including those with respect to independence requirements thereof, and all applicable provisions of the Sarbanes-Oxley Act of 2002 with respect to audit committee composition.

      The Committee shall be appointed by the Board of Directors. If the Board of Directors determines that the Committee does not have at least one member who is an “audit committee financial expert”, as defined in applicable SEC rules, then the Company shall disclose the reason, as required by applicable law, rules and regulations, in its annual Proxy Statement. If the Board determines that it does have an “audit committee financial expert” as a member of the Audit Committee, then the Board shall determine whether such person is “independent” (as defined in applicable SEC rules), as required by applicable law, rules and regulations, and disclose that determination in its annual Proxy Statement. The Board may appoint a Chairperson or Co-Chairpersons of the Committee.

      The Board may remove any member of the Committee at any time with or without cause.

III.	Meetings

      The Committee shall endeavor to meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, internal audit, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.	Powers and Authority

      The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

      Each registered accounting firm that has been retained as the Company’s independent auditors shall report directly to the Committee. In addition, the Company’s internal audit department will report both to the Company’s Chief Financial Officer and the Committee.

      The Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

      The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation and related costs (a) to the registered public accounting firm retained by the Company for the purpose of rendering or issuing an audit report; and (b) to any advisors employed by the Committee under the preceding or following paragraph.

      In addition, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, and, in connection with any such investigation, the Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any such investigation.

V.	Responsibilities and Duties

      In carrying out these responsibilities, the Committee will:

1. Engagement of Independent Auditor

(i) Recommend to the Board of Directors the independent auditor to be nominated, approve the compensation of the independent auditor, review and approve the discharge of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board. This responsibility is exclusive to the Committee.

(ii) Pre-approve the retention of the independent auditor for all audit, review or attest engagements and all non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimus non-audit services allowed by relevant law. The Committee may pre-approve non-audit services by the independent auditor in accordance with the terms in Attachment 1, provided that the Committee is informed of each service pre-approved. Pre-approval of audit and non-audit services is exclusive to the Committee and shall not be delegated to management

2. Evaluate Independent Auditor’s Qualifications, Performance and Independence

(i) At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

(ii) Obtain and review any reports and other documents that are required to be prepared by the independent auditor describing the Company’s internal quality control procedures.

(iii) At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company.

(iv) Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

(v) Ensure that the independent auditor’s lead partner and reviewing partner are replaced in accordance with applicable regulations.

(vi) Present the Committee’s conclusions regarding the performance, qualifications, and independence of the independent auditor to the full Board.

3. Review Financial Statements and Financial Disclosure

(i) Prior to filing any periodic report, review the financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditor to assess whether the independent auditors do not take exception to the disclosure and content of the financial statements and discuss any other relevant matters, including the adequacy of internal controls. In connection with the annual report, review the report of the independent auditor on the financial statements contained therein.

(ii) Review with the independent auditor any audit problems or difficulties and management’s response, including adjustments noted or proposed by the independent auditor but not taken (as immaterial or otherwise) by management and any management or internal control letters issued or proposed to be issued by the auditor.

(iii) Endeavor to review earnings press releases in advance. Discuss or review financial information and earnings guidance provided to analysts and rating agencies; this discussion or review may be done generally and does not require the Committee to discuss in advance each instance in which the Company may provide earnings guidance.

4. Periodic Assessment of Accounting Practices and Policies and Risk and Risk Management

(i) Review with management and the independent auditors the results of their timely analysis of critical accounting policies and significant financial reporting issues and practices including changes in, or adoptions of, accounting principles and disclosure practices, and discuss alternative accounting treatment, industry norms, and any other matters required to be communicated by the independent auditor to the Committee. Review with management and the independent auditor their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used.

(ii) Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

(iii) Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of disclosure controls and procedures or internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding management’s assessment of the Company’s internal controls.

(iv) Consider and review with management and internal audit:

a. Significant findings during the year and management’s responses thereto.

b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c. Any changes required in the planned scope of their audit plan.

d. The internal auditing department budget and staffing.

It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with GAAP and the responsibility of the Company’s independent auditors to audit those financial statements. The Committee’s responsibility is one of oversight.

ATTACHMENT 1

AUDIT COMMITTEE PRE-APPROVAL POLICY

FOR AUDIT AND NON-AUDIT SERVICES

XO COMMUNICATIONS, INC. (the “Company”)

AUDIT COMMITTEE PRE-APPROVAL POLICY FOR AUDIT AND NON-AUDIT SERVICES

I.	Statement of Principles

      The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor. Under the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) to implement the Act, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor.

      The SEC’s rules permit the Audit Committee to pre-approve such services by establishing policies and procedures for audit and non-audit services, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include the delegation of the Audit Committee’s responsibilities to management. Accordingly, the Audit Committee Charter includes this Pre-Approval Policy for Audit and Non-Audit Services (this “Policy”), which sets forth the procedures and the conditions pursuant to which services may be performed by the independent auditor. Unless a type of service has been generally pre-approved pursuant to this Policy, it must be specifically pre-approved by the Audit Committee before it may be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

      The appendices to this Policy describe the Audit, Audit-related, Tax and All Other Services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee also will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

II.	Delegation

      As provided in the Act and the SEC’s rules, the Audit Committee may delegate pre-approval authority to one or more of its independent members. The member to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The procedures agreed to by the Audit Committee are identified in Appendix A.

III.	Audit Services

      The engagement of the independent auditor to perform the annual Audit Services and the terms and fees for such engagement will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure, or other items.

      In addition to the annual Audit Services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit Services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit Services in Appendix A. All other Audit Services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.	Audit-related Services

      Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor and, consistent with the SEC’s rules on auditor independence, has pre-approved the Audit-Related Services in Appendix B. All other Audit-Related Services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

V.	Tax Services

      The Audit Committee believes that the independent auditor can provide Tax Services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

      The Audit Committee has pre-approved the Tax Services in Appendix C. All other Tax Services not listed in Appendix C must be specifically pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI.	All Other Services

      The Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that the independent auditor may provide other types of non-audit services. Accordingly, the Audit Committee believes it may grant general approval to those permissible non-audit services classified as All Other Services under the SEC’s rules on auditor independence. A specific and separate engagement letter will be reviewed for each occurrence. However, no such services are pre-approved at this time.

      A list of the non-audit services prohibited by the Act and SEC rules is attached to this Policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	Pre-Approval Fee Levels or Budgeted Amounts

      Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

VIII.	Procedures

      All requests or applications for services to be provided by the independent auditor that are listed on the attached appendixes and are within the pre-approved fee range will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee pursuant to this Policy. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

      Requests or applications to provide services that are not listed on the attached appendixes or are listed but exceed the pre-approved fee range will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. In the event that time constraints necessitate pre-approval prior to the Audit Committee’s next scheduled meeting, an independent director serving on the Audit Committee will have the authority to grant such pre-approval and, in accordance with Section II of this Policy, will report such pre-approval decision to the Audit Committee at the next scheduled Audit Committee meeting.

      The Chief Financial Officer will report to the Audit Committee if he/she believes that any of the services provided by the independent auditor are not in compliance with this Policy. The Chief Financial Officer and/or management will immediately report to the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer or any member of management.

APPENDIX A (TO ATTACHMENT 1)

The below services are approved by the Audit Committee of XO Communications, Inc. Any services that are to be provided by the Company’s independent auditors that are not listed below, or are greater than the stated range, require specific and separate pre-approval by the Audit Committee prior to any work being performed. The Audit Committee has delegated the authorization of pre-approval to Adam Dell should a full meeting of the Audit Committee not be practical.

Pre-Approved Audit Services for Fiscal Year 2003

Dated: July 10, 2003

Service	Range of Fees

Annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review	In accordance with the terms of the engagement letter.

Statutory audits or financial audits for subsidiaries or affiliates of the Company	Up to $50,000

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters	In accordance with the terms of the engagement letter.

Consultations concerning financial accounting and reporting standards such as the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)	Up to $50,000

APPENDIX B (TO ATTACHMENT 1)

Pre-Approved Audit-Related Services for Fiscal Year 2003

Dated: July 10, 2003

Service	Range of Fees

Financial statement audits of employee benefit plans	In accordance with the terms of the engagement letter.

Due diligence services relating to potential business acquisitions/dispositions	No fee is pre-approved. Separate fee letter required.

Accounting consultations and audits in connection with acquisitions	No fee is pre-approved. Separate fee letter required.

Consultations and general assistance concerning financial accounting and reporting standards such as the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)	Up to $20,000

APPENDIX C (TO ATTACHMENT 1)

Pre-Approved Tax Services for Fiscal Year 2003

Dated: July 10, 2003

Service	Range of Fees

U.S. federal, state and local income tax planning and advice (e.g., assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefits plans and requests for rulings or technical advice from taxing authorities)	Up to $100,000

Other tax planning and advice (e.g., assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefits plans and requests for rulings or technical advice from taxing authorities)	Up to $50,000

Review of federal, state, local and international income, franchise, and other tax returns	Up to $50,000

EXHIBIT 1 (TO ATTACHMENT 1)

PROHIBITED NON-AUDIT SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client;*

•	Financial information systems design and implementation;*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports;*

•	Actuarial services;*

•	Internal audit outsourcing services;*

•	Management functions;

•	Human resources;

•	Broker-dealer, investment adviser or investment banking services;

•	Legal services;

•	Expert services unrelated to the audit; and

•	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

*	Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

ANNUAL MEETING OF STOCKHOLDERS OF

XO COMMUNICATIONS, INC.

May 27, 2004

PROOF #2

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of Directors:
NOMINEES:
☐ FOR ALL NOMINEES	¡	Carl C. Icahn
	¡	Carl J. Grivner
☐WITHHOLD AUTHORITY	¡	Andrew R. Cohen
FOR ALL NOMINEES	¡	Adam Dell
	¡	Vincent J. Intrieri
☐FOR ALL EXCEPT	¡	Keith Meister
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN

2.	For ratification of the Board of Directors’ approval of the 2002 Stock Incentive Plan.	☐	☐	☐

3.	For the ratification of KPMG LLP as the independent auditors of XO Communications, Inc. for the fiscal year ended December 31, 2004.	☐	☐	☐

Signature of Stockholder ________________________   Date: _____________________   Signature of Stockholder__________________________   Date: ______________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF #2

XO COMMUNICATIONS, INC.

11111 Sunset Hills Road
Reston, Virginia 20190

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Wayne M. Rehberger and William Garrahan as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of XO Communications, Inc. held of record by the undersigned on April 16, 2004, at the Annual Meeting of Stockholders to be held at XO’s headquarters offices located at 11111 Sunset Hills Road, Reston, Virginia 20190, on May 27, 2004, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)